EX-99.(p)(9)



                       [SYSTEMATIC LOGO]

                      SYSTEMATIC FINANCIAL MANAGEMENT, L.P.








                                 CODE OF ETHICS


                        INCLUDING STATEMENTS OF POLICY ON
                 INSIDER TRADING AND PERSONAL SECURITIES TRADING








                             EFFECTIVE JULY 1, 2007

Letter from the CEO

Honesty, integrity and placing the interests of our clients first have been Systematic Financial Management's ("Systematic") long-standing hallmark and commitment. One of our company's most valuable assets is our reputation for acting with integrity, high ethical standards and fairness. Maintaining this reputation is one of the values comprising the foundation of our company.

Systematic and its employees owe a fiduciary duty to our clients, which require each of us to place the interests of our clients ahead of our own interests. A critical component of our fiduciary duty is to avoid potential conflicts of interest. Accordingly, you must avoid activities, interests and relationships that might interfere with making decisions in the best interest of Systematic's clients. Please bear in mind a conflict of interest can arise even if there is no financial loss to our clients and regardless of the employee's motivation.

Systematic's Code of Ethics (the "Code") sets forth the rules, regulations and standards of conduct for Systematic's employees. It is designed to help ensure we conduct our business consistent with these high standards and our values; and to preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading or unethical business conduct. The Code prohibits certain activities and personal financial interests, as well as requires disclosure of personal investments and related business activities of all partners, officers and employees. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth Systematic's policy regarding conduct in those situations in which conflicts are most likely to develop. It also sets forth guidelines to govern the way we operate and to help us exercise the highest degree of honesty and integrity in our dealings with others.

This Code of Ethics bears the approval of the Company's Partners and applies to all Systematic employees. The Code also incorporates Affiliated Managers Group, Inc.'s (Systematic's parent company) Insider Trading and Special Trading Policies, which may be found in Exhibit A and is incorporated into this Code by reference hereto.

The excellent name of our firm continues to be a direct reflection of the conduct of each of us in everything we do. Doing the right thing begins with basic honesty and integrity. More than ever, it also depends on our good judgment and sensitivity to the way others see us and how they may interpret our actions. Each of us is responsible for our company's reputation. I am confident you will join me in maintaining the honesty and integrity in our business so our company always maintains the attributes of an industry leader and is a place where we are proud to work.



/s/ Gyanendra Joshi

Gyanendra ("Joe") Joshi
President/Chief Executive Officer

                                      - I -
                      Systematic Financial Management, L.P.
                                 Code of Ethics

                                Table of Contents

I.   GENERAL PRINCIPLES AND STANDARDS OF BUSINESS CONDUCT........................................................1
--   ----------------------------------------------------
     A.  COMPLIANCE WITH LAWS, RULES AND REGULATIONS.............................................................2
     --  -------------------------------------------
     B.  HONEST AND ETHICAL CONDUCT AND AVOIDANCE OF IMPROPER CONFLICTS OF INTEREST..............................2
     --  --------------------------------------------------------------------------
II.  DEFINITIONS.................................................................................................3
---  -----------
III. STATEMENT OF POLICY ON INSIDER TRADING......................................................................6
---- --------------------------------------
     A.  GENERAL STATEMENT OF POLICY.............................................................................6
     --  ---------------------------
     B.  WHAT IS INSIDER TRADING?................................................................................7
     --  ------------------------
         i.   Who is an Insider?.................................................................................7
         --   ------------------
         ii.  What is Material Information?......................................................................7
         ---  -----------------------------
         iii. What is Non-Public Information?....................................................................8
         ---- -------------------------------
     C.  PENALTIES AND SANCTIONS FOR INSIDER TRADING.............................................................8
     --  -------------------------------------------
     D.  PROCEDURES FOR AVOIDING INSIDER TRADING.................................................................9
     --  ---------------------------------------
         i.   Identifying Inside Information.....................................................................9
         --   ------------------------------
         ii.  Restricting Access to Material, Non-Public Information.............................................9
         ---  ------------------------------------------------------
         iii. Resolving Issues Concerning Insider Trading........................................................9
         ---- -------------------------------------------
         iv.  Responsibility Upon Leaving the Company............................................................9
         ---  ---------------------------------------
     E.  UNAUTHORIZED DISCLOSURE................................................................................10
     --  -----------------------
     F.  AMG'S POLICY REGARDING SPECIAL TRADING PROCEDURES......................................................10
     --  -------------------------------------------------
     G.  CERTIFICATION..........................................................................................10
     --  -------------
IV.  PERSONAL SECURITIES TRADING POLICY.........................................................................11
---  ----------------------------------
     A.  GENERAL STATEMENT OF POLICY............................................................................11
     --  ---------------------------
     B.  WHO MUST COMPLY WITH THE PERSONAL TRADING POLICY?......................................................11
     --  -------------------------------------------------
     C.  PRE-CLEARANCE PROCEDURES...............................................................................12
     --  ------------------------
     D.  PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE..........................................................12
     --  ---------------------------------------------
     E.  PERSONAL SECURITIES TRANSACTIONS.......................................................................13
     --  --------------------------------
     F.  PERSONAL SECURITIES TRADING RESTRICTIONS...............................................................14
     --  ----------------------------------------
         i.   No Securities in Common or Preferred Stock........................................................14
         --   ------------------------------------------
         ii.  Seven (7) Day Black-Out Period....................................................................14
         ---  ------------------------------
         iii. Short-Term Trading Profits........................................................................14
         ---- --------------------------
         iv.  Initial Public Offerings..........................................................................15
         ---  ------------------------
         v.   Exercise of Rights Offerings on Securities Held...................................................15
         --   -----------------------------------------------
         vi.  Investment Clubs..................................................................................15
         ---  ----------------
         vii. Employee Stock Purchase Plans and Employee Stock Options Plans....................................15
         ---- --------------------------------------------------------------
         viii.    Private Placements (including Hedge Funds)....................................................15
         -----    ------------------------------------------
     G.  EXCEPTIONS TO THE PERSONAL TRADING POLICY..............................................................16
     --  -----------------------------------------
     H.  REPORTING..............................................................................................16
     --  ---------
         i.   Annual/Initial Holdings Report....................................................................17
         --   ------------------------------
         ii.  Quarterly Reports.................................................................................17
         ---  -----------------
         iii. Duplicate Copies of Statements....................................................................18
         ---- ------------------------------
     I.  MONITORING OF PERSONAL SECURITIES TRANSACTIONS.........................................................18
     --  ----------------------------------------------
     J.  ANNUAL REPORT TO THE MANAGEMENT COMMITTEE..............................................................18
     --  -----------------------------------------

V.   POLICIES RELATED TO OTHER BUSINESS ACTIVITY................................................................19
--   -------------------------------------------
     A.  CONFIDENTIALITY........................................................................................19
     --  ---------------
     B.  FAIR DEALING...........................................................................................20
     --  ------------
     C.  BUSINESS GIFTS AND ENTERTAINMENT.......................................................................20
     --  --------------------------------
         i.   Gifts to Public Officials within the U.S..........................................................20
         --   -----------------------------------------
         ii.  Charitable Gifts..................................................................................20
         ---  ----------------
     D.  OUTSIDE INVESTMENT ADVISORY SERVICES...................................................................21
     --  ------------------------------------
     E.  TRANSACTIONS WITH INVESTMENT ADVISORY CLIENTS..........................................................21
     --  ---------------------------------------------
     F.  RECEIPT OF BROKERAGE DISCOUNTS.........................................................................21
     --  ------------------------------
     G.  SERVICE ON BOARDS AND OTHER OUTSIDE ACTIVITIES.........................................................21
     --  ----------------------------------------------
     H.  POLITICAL AND CHARITABLE CONTRIBUTIONS.................................................................22
     --  --------------------------------------
     I.  OTHER BUSINESS ACTIVITIES..............................................................................22
     --  -------------------------
         i.   Protection and Proper Use of Company Assets.......................................................22
         --   -------------------------------------------
         ii.  Issues Regarding the Retention of Suppliers.......................................................22
         ---  -------------------------------------------
         iii. Improper Payments or Kickbacks....................................................................23
         ---- ------------------------------
         iv.  Books, Records and Accounts.......................................................................23
         ---  ---------------------------
     J.  MISCELLANEOUS PROVISIONS...............................................................................23
     --  ------------------------
         i.   Records...........................................................................................23
         --   -------
VI.  CERTIFICATIONS AND VIOLATIONS, SANCTIONS AND PENALTIES.....................................................25
---  ------------------------------------------------------
     A.  COMPLIANCE CERTIFICATIONS..............................................................................25
     --  -------------------------
     B.  VIOLATIONS, SANCTIONS AND PENALTIES....................................................................25
     --  -----------------------------------
         i.   Effect of Violation of this Code..................................................................25
         --   --------------------------------
         ii.  Forms of Sanction.................................................................................25
         ---  -----------------
         iii. Procedures........................................................................................26
         ---- ----------
EXHIBIT A.......................................................................................................27
     AFFILIATED MANAGERS GROUP, INC. AMENDED AND RESTATED POLICY REGARDING SPECIAL TRADING PROCEDURES AND STATEMENT
     OF COMPANY POLICY ON INSIDER TRADING.......................................................................27
EXHIBIT B.......................................................................................................37
     EXAMPLES OF BENEFICIAL OWNERSHIP...........................................................................37
EXHIBIT C.......................................................................................................39
     COMPLIANCE AND REPORTING OF PERSONAL TRANSACTIONS MATRIX...................................................39
EXHIBIT D.......................................................................................................41
     PERSONAL TRADING PRE-CLEARANCE REQUEST FORM................................................................41
EXHIBIT E.......................................................................................................43
     INITIAL HOLDINGS REPORT....................................................................................43
EXHIBIT F.......................................................................................................45
     INITIAL COMPLIANCE CERTIFICATIONS AND ACKNOWLEDGEMENT......................................................45
EXHIBIT G.......................................................................................................47
     ANNUAL HOLDINGS REPORT.....................................................................................47
EXHIBIT H.......................................................................................................49
     QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT - REPORTABLE FUNDS (EXCLUDING 401(K) PLAN TRANSACTIONS)...49
EXHIBIT I.......................................................................................................51
     QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT - REPORTABLE SECURITIES...................................51
EXHIBIT J.......................................................................................................53
     LIST OF AFFILIATED FUNDS...................................................................................53
     LIST OF SUB-ADVISED FUNDS..................................................................................55
EXHIBIT L.......................................................................................................57
     QUARTERLY COMPLIANCE ACKNOWLEDGEMENT.......................................................................57
     ------------------------------------


I.       General Principles and Standards of Business Conduct

Systematic is committed to promoting integrity and maintaining the highest standard of ethical conduct in all of our activities. Our business success is dependent on trusting relationships, which are built on this foundation of integrity. Our reputation is founded on the personal integrity of Systematic's partners, officers and employees, and our dedication to:

o Honesty in communications, both within the company and with our suppliers and customers;
o Maintaining and protecting the company's and our customers' confidential information and trade secrets;
o    Providing first-class quality service to our clients;
o    Responsibility for our words and actions;
o Compassion in our relationships with our employees and the communities affected by our business;
o Fairness to our fellow employees, clients and suppliers through compliance with all applicable laws and regulations; and
o Respect for our fellow employees, clients and suppliers while showing willingness to solicit their opinions and value their feedback.

Furthermore, every employee should also keep the following general fiduciary principles in mind in discharging his or her obligations under the Code.

Every Systematic employee shall:

o At all times, place the interests of Investment Advisory Clients before his or her personal interests;
o Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility;
o Not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client;
o Maintain in strict confidence information concerning the identity of security holdings and financial circumstances of any and all Investment Advisory Clients;
o Acknowledge that independence in the investment decision-making process is paramount; and
o Promptly report suspected material violations of this Code, including violations of securities or other laws, rules and regulations applicable to our business to the firm's Chief Compliance Officer ("CCO") or to any Partner of the firm.

It is important all partners, officers and employees understand the general principles discussed in this section govern all conduct, whether or not the conduct is covered by more specific standards and procedures set forth herein. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Adviser's policy regarding conduct in those situations in which conflicts are most likely to develop.

Failure to comply with the firm's Code of Ethics may result in disciplinary action, including termination of employment.





A.       Compliance with Laws, Rules and Regulations

Systematic expects all employees to comply with all laws, rules and regulations applicable to the Company's operations and business. Employees should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action. The Company holds periodic information and training sessions to promote compliance with laws, rules and regulations, including insider trading laws. Please consult the various guidelines and policies which the Company has prepared in accordance with specific laws and regulations.

A good rule of thumb, if in doubt on a course of action, is "Always ask first, act later - if you are unsure of what to do in any situation, seek guidance before you act."

As a registered investment adviser, Systematic is subject to regulation by the Securities and Exchange Commission ("SEC"), and compliance with federal, state and local laws. Systematic insists on strict compliance with the spirit and the letter of these laws and regulations.

B. Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest

Every Systematic employee is required to act honestly and ethically. This broad requirement includes acting in what he or she reasonably believes to be in the best interest of the Company in connection with his or her duties, reporting material facts honestly to, and not misleading or concealing material facts from, the Company's Management Committee/Partners. Each employee should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual or apparent conflicts of interest.

A "conflict of interest" occurs when an employee's personal interest conflicts or interferes with the interests of the Company, with his or her professional obligations to the Company or with the interests of its Investment Advisory Clients. A conflict situation can arise when an employee pursues interests that prevent the individual from performing his or her duties for the Company or an Investment Advisory Client objectively and effectively. A conflict of interest would also arise if an employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company. Any conflict or interest that arises in a specific situation or transaction must be disclosed by the individual and resolved before taking any action.

Conflicts of interest may not always be evident, and individuals should consult with senior levels of management or legal counsel if they are uncertain about any situation. In no event, however, shall investment in any security made in accordance with the Company's Policy on Personal Securities Transactions be considered a conflict of interest with the Company.

II.  Definitions

a.   "1940 Act" means the Investment Company Act of 1940, as amended.

b.   "Access  Person"  shall  mean  any  partner,   officer,   general  partner,
     principal, employee or Additional Advisory Person of the Adviser.

c. "Additional Advisory Person" shall mean any employee of any company in a Control relationship with the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Adviser or whose functions relate to making of any recommendations with respect to such purchases or sales, and any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security. This includes all employees other than Access Persons in Systematic's home office and those employees who have access to security information in our regional office(s). Going forward in this document, the term "Access Person" includes the definition of "Access Person" and "Additional Advisory Person".

d. "Adviser" shall mean Systematic Financial Management, L.P., a Delaware limited partnership.

e. "Affiliated Mutual Fund" shall mean any fund managed or sub-advised by Systematic and/or any Affiliated Managers Group, Inc. ("AMG") affiliate. (See also definition of Reportable Fund.)

f. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Application of this definition is explained in more detail in the Appendix to the Code of Ethics hereto, but generally includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary or voting interest in a security. See Exhibit B.

g.   "Code" shall mean this Code of Ethics.

h. A Security is being "considered for purchase or sale" when the Adviser has undertaken a project to report on a specific Security or to prepare a draft or final report on such Security or if a recommendation has been made by any Portfolio Manager or member of the Investment Policy Committee with respect to a Security (and, with respect to Portfolio Managers and members of the Investment Policy Committee, if such person is considering making such a recommendation).

i. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

j. "Covered Person" shall mean any director, partner, officer and employee of Systematic.

k. "Designated Officer" shall mean the Chief Compliance Officer of the Adviser, who shall be responsible for management of the Adviser's program of compliance with the Code of Ethics. however, if the Designated Officer is required to obtain approval from or submit a report, he/she shall seek such approval from, or submit such report to, a person designated by the Chief Executive Officer of the Adviser or, if no such person is designated, the Chief Executive Officer of the Adviser who shall for such purpose be deemed the Designated Officer.





l.   "Federal  Securities  Laws"  shall  mean the  Securities  Act of 1933,  the
     Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under any of these statutes, and the Bank Secrecy Act as it applies to investment companies and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

m. "Immediate Family" shall mean any person, related by blood, marriage, domestic partnership (registered or unregistered) or civil union, and living in the same household and includes: any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother, father, son, daughter, brother or sister in law, and any adoptive relationships. The Chief Compliance Officer, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect beneficial interest held by members of the Access Person's Immediate Family does not exist or is too remote for the purposes of this Code.

n. "Investment Advisory Client" shall mean any Investment Company Client and any other client or account which is advised or sub-advised by the Adviser as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

o. "Investment Company" shall have the same meaning as set forth under the Investment Company Act of 1940, as amended.

p. "Investment Company Client" shall mean any registered Investment Company managed, advised and/or sub-advised by the Adviser.

q. "Investment Policy Committee" means the Investment Policy Committee of the Adviser or any other body of the Adviser serving an equivalent function.

r. "Management Committee" shall consist of Systematic's Partners and Chief Operating Officer.

s. "Personal Investment Committee" shall consist of Chief Compliance Officer, Portfolio Managers, Head Trader, and where necessary the Chief Executive Officer.

t. "Portfolio Manager" shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Company Client and shall include, without limitation, all members of the Adviser's Investment Policy Committee.

u. A "purchase" or "sale" of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

v. "Reportable Fund" shall mean any fund for which you serve as an investment adviser as defined in Section 20(a)(20) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(20)) (i.e., in most cases you must be approved by the fund's board of directors before you can serve); or any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(9)). (See also definition of Affiliated Mutual Fund.)









w.   "Reportable   Security"  shall  mean  a  security  as  defined  in  Section
     202(a)(18) of the Act (15 U.S.C. 80b-2(a)-(18)), except it does not include:

     i. Direct obligations of the Government of the United States;
     ii. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
     iii.Shares issued by money market funds;
     iv. Shares issued by open-end funds other than Reportable Funds; and
     v. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. (See also definition of Security.)

x. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities, including options, warrants, unit investment trusts, and electronically traded funds, and other rights to purchase securities) except that it shall not include (i) direct obligation of the Government of the United States, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) high quality short-term debt instruments, and (vi) shares of registered open-end investment companies (shares issued by mutual funds sub-advised by Systematic or an affiliate of Systematic must be reported. Please refer to Exhibit J for a list of Affiliated Funds and Exhibit K for a list of Sub-Advised Funds. (See also definition of Reportable Security.)

y. "Temporary Employee" shall mean any person employed by Systematic as a consultant, part time, or on a temporary basis. Any person described as a "temporary employee" will be required to sign a Confidentiality and Non-Disclosure Agreement.

z. "Unlisted Security" is a stock or bond not registered with the SEC and therefore cannot be sold in the public market on United States Exchanges, such as the New York Stock Exchange, American Stock Exchange or traded on the National Association of Securities Dealers Automated Quotation System.

III.     Statement of Policy on Insider Trading

A.       General Statement of Policy

It is illegal for any person, either personally or on behalf of others, to trade in securities on the basis of material, non-public information. It is also illegal to communicate (or "tip") material, non-public information to others who may trade in securities on the basis of that information. These illegal activities are commonly referred to as "insider trading."

This statement of Company Policy on Insider Trading (the "Statement") sets for the policy against insider trading of Systematic Financial Management (the "Company"). All partners, officers and employees of the Company (collectively, the "Access Persons") must comply with this statement, which extends to activities within and outside the scope of their duties at the Company.

All Access Persons are prohibited from trading either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of Section 204A of the Investment Advisors Act of 1940. Whenever an employee receives information about a company, he or she should refrain from trading while in possession of that information unless the employee first determines the information is public, non-material, or both. The employee should also refrain from disclosing the information to others, such as family, relatives, business or social acquaintances, who do not need to know for legitimate business reasons. If an employee has any questions at all as to whether the information is material and non-public, he or she should contact the Chief Compliance Officer regarding any questions prior to divulging any information, making recommendations or trading.

The purpose of this Statement is to address Systematic's need for an insider trading policy under the securities laws, including the Insider Trading and Securities Fraud Enforcement Act of 1988, as well as, to avoid any situation that could damage Systematic's reputation for integrity and ethical conduct.

WHAT TRANSACTIONS ARE PROHIBITED?

When you know material, non-public information about any company, you, your spouse and members of your immediate family living in your household generally are prohibited from three activities:

o Trading in that company's securities (including trading in options, puts and calls for that company's securities or other derivative securities based on that company's securities);
o    Having others trade for you in that company's securities; and
o    Disclosing the information to anyone else who then might trade.

Neither you, nor anyone acting on your behalf, nor anyone who learns the information directly or indirectly from you (including your spouse and family members), can trade. This prohibition continues whenever, and for as long as, you know material, non-public information or it becomes publicly available. The Company reserves the right to preclude securities transfers by any of its employees in its discretion, including under circumstances where the proposed transferee may be in possession of material, non-public information.

Although it is most likely that any material, non-public information you might learn would be about the Company or its affiliates, these prohibitions apply to trading in the securities of any company about which you have material, non-public information which you obtained in the course of your employment with the Company.



B. What is Insider Trading?

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to trading in securities (whether or not one is an "insider") when aware of material, non-public information or communicating material, non-public information to others.

While the law concerning insider trading is not static, it is generally understood the law prohibits:

o    Trading by an insider while aware of material, non-public information, or
o Trading by a non-insider, while aware of material, non-public information where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or
o Communicating material, non-public information to others (so called "tipping" under circumstances where it can be reasonably expected that they will trade securities based on that information.

The elements of insider trading and the penalties for such unlawful conduct are set forth below.

i. Who is an Insider?

The concept of "insider" is broad. It includes officers, directors and employees of a company, who possess material, non-public information about the Company and who has a duty to the Company to keep this information confidential. In addition, a person can be a "temporary insider" if he or she enters into a special relationship in the conduct of a company's affairs and as a result is given access to information for the company's purposes and the company expects persons to keep the non-public information confidential. The relationship creates a duty to honor the company's expectations and thus, the person will be considered an insider.

ii. What is Material Information?

Trading  on  insider  information  is  not a  basis  for  liability  unless  the information is material. "Material" information is generally defined as information a reasonable investor would most likely consider important in making his/her investment decisions, or information reasonably certain to have a substantial effect on the price of a Company's securities, regardless of whether the information is related directly to their business. Material information includes, but is not limited to:

o    Dividend changes;
o    Unannounced earnings and financial results;
o    Changes  in  previously  released  earnings  estimates  or other  financial forecasts;
o    Proposed issuances of securities;
o    Significant merger or acquisition proposals or agreements;
o    Major litigation;
o    Financial liquidity problems;
o    Government investigations;
o    Significant litigation; and
o    Significant   changes   in   operations   and   extraordinary    management
     developments.

Information a reasonable investor would consider important in deciding whether to buy, sell or hold securities is considered material. Information likely to affect the price of the company's securities is almost always likely to be deemed material.

Material, non-public information might be inadvertently disclosed to an employee by a company director, officer or another employee. It also might be disclosed to the employee by persons with business relationships with the company, such as its investment banker. In such a case, an employee should immediately report the facts to the Chief Compliance Officer for a decision regarding appropriate steps.

iii. What is Non-Public Information?

Information is considered non-public until it has been effectively communicated to the public, which means the information must be publicly disclosed and adequate time must have passed for the securities markets to absorb the information. Information received about a company not yet in general circulation should be considered non-public. Similarly, information received about another company in circumstances indicating it is not yet in general circulation should be considered non-public. As a general rule, one should be able to point to some fact to show the information is widely available; for example, its publication in The Wall Street Journal or in other major news publications. For example, even after a company has released information to the press and the information has been reported, at least 24 hours in certain circumstances should be allowed for the general marketplace to learn of and evaluate the information before you trade in that company's securities.

For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, would be considered public. Although timing can vary depending upon the circumstances, a delay of two business days may be considered a sufficient period of time for routine information to be absorbed by the marketplace.

C.       Penalties and Sanctions for Insider Trading

Liability and penalties for insider trading are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation (for example, where the person tipped another.)

o    Civil injunctions;
o    Private civil damage actions;
o    Jail sentences;
o Disgorgement of profits (or the amount of losses avoided, plus statutory interest);
o Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (for example, where the person tipped another);
o    Criminal fines for the insider;
o Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided; and
o    Criminal fines for the employer or other controlling persons.

Any violation of the Insider Trading Policy may result in serious sanctions by the Company. Immediately upon learning of a potential insider trading violation, the Chief Compliance Officer shall prepare a written report to the Management Committee providing full details and recommendations for further action, including but not limited to reprimands, demotions, monetary penalties, suspensions, dismissal or reporting to the regulatory authorities.





D.       Procedures for Avoiding Insider Trading

The following procedures have been established to aid the partners, officers and employees of the Company in avoiding insider trading. Every partner, officer and employee of the Company must follow these procedures or risk sanctions, including dismissal, substantial personal liability and criminal penalties. If you have questions about these procedures, you should consult the Chief Compliance Officer.

i.   Identifying Inside Information

Before trading for yourself or others (including accounts managed by the Company) in the securities of any company about which you may have potential inside information, ask yourself the following questions:

a. Is the information material? Is this information an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?
b. Is this information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace for a sufficient period of time to allow it to be evaluated?

If, after considering the above, you believe the information is material and non-public, or if you have any questions or are uncertain as to whether any information you may have received is material and non-public, you should take the following steps:

o    Report the matter immediately to the Chief Compliance Officer;
o    Do not purchase or sell the securities on behalf of yourself or others; and
o Do not communicate the information outside the Company or inside the Company other than as set forth above.

After the Chief Compliance Officer has reviewed the issue and consulted with counsel to the extent appropriate, you will be instructed as to whether you may trade and/or communicate that information.

ii. Restricting Access to Material, Non-Public Information

Information in your possession you identify as material and non-public may not be communicated to anyone, including persons within the Company, except as provided in part (i) above. In addition, care should be taken so that such information is secure. For example, files containing material, non-public information should be maintained by Compliance in a secure environment, such as a locked cabinet; additionally, access to computer files containing material, non-public information should be restricted.

iii. Resolving Issues Concerning Insider Trading

If there is any unresolved question as to the applicability or interpretation of the foregoing policy, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

iv.  Responsibility Upon Leaving the Company

If you leave the Company, you must maintain the confidentiality of all non-public information until it has been adequately disclosed to the public, and you may not take any confidential materials with you.

E.       Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment. Therefore, you should not discuss material, non-public information about the Company or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular job responsibilities.

Also, it is important only specifically designated representatives of AMG, its affiliates and subsidiaries discuss AMG and its affiliates and subsidiaries with the news media, securities analysts and investors. Inquiries of this type received by any employee should be referred to the Chief Compliance Officer.

F.       AMG's Policy Regarding Special Trading Procedures

All Access Persons of Systematic are Covered Persons under AMG's Policy and therefore subject to the AMG Policy Regarding Special Trading Procedures (the "Policy"). Generally, the Policy restricts the periods in which Covered Persons (and, in some cases, persons who were formerly Covered Persons) may trade in AMG's securities, requires Covered Persons to receive pre-clearance by an officer of AMG of any proposed trades, requires post-trade reporting by Covered Persons and imposes certain other restrictions. AMG reserves the right, at any time, to apply the Policy and the restrictions there under to additional persons who have or may have access to material, non-public information concerning AMG, its affiliates and subsidiaries.

All partners, officers and employees of Systematic are subject to AMG's Policy Regarding Special Trading Procedures. This Policy and the accompanying procedures are included as Exhibit A of Systematic's Code of Ethics and are incorporated by reference herein.

Your failure to observe the policies as describe in the Statement could lead to significant legal problems, and could have other serious consequences as well, including the termination of your employment.

G.       Certification

All employees are annually required to certify they are in compliance with this Policy and to acknowledge they have read, understand and agree to comply with the requirements of this Policy in all respects.

IV.  Personal Securities Trading Policy

A.       General Statement of Policy

Due to the nature of our business and our fiduciary responsibility to our client's funds, we must protect the Company and its employees from the possibility of both conflicts of interest and illegal insider trading in regard to their personal security transactions.

This section of the Code sets forth procedures designed to aid Systematic in complying with the federal securities laws and Rule 204-1 promulgated by the SEC pursuant to Section 204A of the Investment Advisers Act of 1940. This Code has been amended in accordance with Rule 17j-1 promulgated by the SEC pursuant to
Section 17(j) of the 1940 Act, as amended.

In general, Rules 204-1 and 17j-1 impose an obligation on registered investment companies and their investment advisers to adopt written Codes of Ethics covering the securities activities of certain directors, officers and employees. The Code is designed to help ensure individuals who have access to information regarding the portfolio securities activities of clients not use (intentionally or unintentionally) information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such client.

It is important for employees to be aware personal securities transactions by employees (and, in particular, portfolio managers) raise several concerns, which are most easily resolved by such employees not actively trading in securities similar to those traded by Systematic for its Investment Advisory Clients for their own accounts. Accordingly, it is the general policy of the Company to prohibit personal securities transactions in common and preferred stocks and other securities as noted in Exhibit C of this Code, by Access Persons of Systematic. Access Persons may participate in non-discretionary investment vehicles such as mutual funds, closed end funds and index or Exchange Traded Fund ("ETF") securities as noted in Exhibit C, Compliance and Reporting of Personal Securities Transaction Matrix.

If you identify a particular investment which you would like to acquire and it is not contemplated by the Code or Exhibit C attached hereto, it is incumbent upon you to inquire as to its permissibility by contacting the Chief Compliance Officer.

B. Who Must Comply with the Personal Trading Policy?

This Code is intended to cover all Access Persons (as this and other capitalized terms are defined in Section II of this Code) of the Adviser.

This includes transactions for the personal accounts of any employee, as well as, transactions for the accounts of other members of their Immediate Family (including the spouse, minor children, and adults living in the same household with the partner, officer or employee) for which they or their spouse have any direct or indirect influence or control and trusts of which they are trustees or other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control, unless the investment decision for the account are made by an independent investment manager in a fully discretionary account.

We recognize some employees may, due to their living arrangements, be uncertain as to their obligations under this Personal Trading Policy. If an employee has any question or doubt as to whether they have direct or indirect influence or control over an account, he or she must consult with the Chief Compliance
Officer as to their status and obligations with respect to the account in question. Please see Exhibit B, Examples of Beneficial Ownership, for further explanation.



C.       Pre-Clearance Procedures

Partners, officers and employees of Systematic may need to obtain clearance from the Personal Investment Committee prior to effecting any securities transaction in which they or their Immediate Family (include the spouse, minor children, and adults living in the same household with the partner, officer or employee) for which they or their spouse have any:

o    Any direct or indirect influence or control;
o    A beneficial interest on behalf of a trust of which they are trustee; or
o For any other account in which they have a beneficial interest or direct or indirect influence or control.

See an expanded list presented in Exhibit B, Examples of Beneficial Ownership.

Determination   as  to  whether  or  not  a  particular   transaction   requires
pre-approval should be made by consulting the Compliance and Reporting of Personal Securities Transaction Matrix found as Exhibit C hereto.

The Personal Investment Committee will make its decision of whether to clear a proposed trade on the basis of the personal trading restrictions set forth below. A member of the Compliance Department shall promptly notify the partner, officer or employee of approval or denial to trade the requested security. Notification of approval or denial to trade may be given verbally as soon as possible. However, it shall be confirmed in writing within 24 hours of the verbal notification. Please note the approval will be valid ONLY for that day in which the approval has been obtained. On the other hand, approved orders for securities traded in certain foreign markets may be executed within two (2) business days from the date pre-clearance is granted, depending on the time at which approval is granted and the hours of the markets on which the security is traded are open. In other words, if a trade was not effected on the day for which approval was originally sought, a new approval form must be re-submitted on each subsequent day in which trading may occur. Or, if the security for which approval has been granted is traded on foreign markets, approval is valid for an additional day.

Only transactions exempt from pre-clearance as set forth in Exhibit C to this Code or transactions where the investment decisions for the account are made by an independent investment manager in a fully discretionary account will be exempt from the pre-clearance procedures. Employees must provide the Chief Compliance Officer with copies of agreements of any discretionary accounts for the Company's records. In addition, on a quarterly basis, employees must submit transaction statements and portfolio reports to the Compliance Department.

D.       Personal Securities Transaction Pre-Clearance

Written notice of your intended securities activities must be submitted for approval prior to effecting any transaction for which prior approval is required. The following must be disclosed in such written notice:

o    Name of the security;
o    Date;
o    Nature of the transaction (sales only);
o    Number of shares/principal amount (bond trades);
o Name and relationship to you of the account holder (self, son, daughter, spouse, father, etc.); and
o    Name of the broker/dealer or bank involved in the transaction.

Such written notice should be submitted on the Personal Trading Pre-Clearance Request and Authorization Form, Exhibit D.

If proper procedures are not complied with, action will be taken against the employee. All violations shall be submitted to the Personal Investment Committee and Systematic's Management Committee. The violators may be asked to reverse the transaction and/or transfer the security or profits gained over to Systematic to be donated to a charitable organization designated by Systematic's Management Committee. Each situation will be analyzed on a case-by-case basis. If non-compliance with the pre-clearance procedures becomes repetitive, dismissal of the employee can result.

E.       Personal Securities Transactions

The  following  rules,  regulations  and  restrictions  have  been set  forth by
Systematic's Management Committee and apply to the personal security transactions of all employees. These rules will govern whether clearance for a proposed transaction will be granted.

Types of accounts covered by the Code:

o    Personal accounts
o    Joint or tenant-in common accounts in which you are a participant
o    Accounts for which you act as a trustee, executor or custodian
o    Accounts in which you or your spouse has a beneficial interest
o Accounts in which your minor children or any dependent family member has a beneficial interest
o Accounts of any individual to whose financial support you materially contribute
o    Accounts over which you exercise control or may have investment discretion

No partner, officer or employee of Systematic may effect:

o Any transaction in a security, or recommend any such transaction in a security of which to his/her knowledge, that Systematic has effected the same for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of such client, or if such transaction was effected with prior knowledge of material, non-public information.
o No security recommended, or proposed to be recommended to any client for purchase or sale, nor any security purchased or sold, or proposed to be purchased or sold for any client, may be sold by any employee if such sale will interfere in any way with the orderly purchase or sale of such security by any client.
o No security may be sold after being recommended to any client for purchase or sale, or after being purchased for or sold by any client, if the sale is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.
o No purchase of a security or investment by any employee shall be made if the purchase would deprive any of Systematic's clients of any investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client's investment and investment objective and whether the opportunity is being offered to the employee by virtue of his or her position at Systematic.





Except in particular cases in which the Personal Investment Committee has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all employees for any accounts in which they have any direct or indirect influence or control. The following provisions do not necessarily imply the Personal Investment Committee will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, rather they are designed to indicate the transactions for which prior approval should be obtained to help ensure no conflict arises.

F.       Personal Securities Trading Restrictions

i.   No Securities in Common or Preferred Stock

No securities in common or preferred stock or any other investment as defined in Exhibit C to this Code shall be purchased after such employee becomes subject to this Code, which is the first day on which he or she becomes an employee of Systematic. An Access Person may not directly or indirectly acquire beneficial ownership of a Security unless:

o    Such purchase was executed before full-time employment with the Adviser; or
o Acquires ownership of the Security during the time of employment as a gift or through inheritance or other similar (non-volitional) transfer of ownership.

Access Persons may dispose of beneficial ownership of a Security (or transfer of securities from their account to the account(s) of others), but only after obtaining pre-clearance approval from the Personal Investment Committee.

ii.  Seven (7) Day Black-Out Period

In order to prevent even the appearance of a violation of this rule or conflict of interest with a client account, an employee should refrain from trading seven
(7) calendar days before and after Systematic trades in that security.

If an employee trades during a blackout period, disgorgement may be required. For example, if an employee's trade is pre-approved and executed and subsequently, within seven days of the transaction, Systematic trades on behalf of Systematic's clients, the Personal Investment Committee shall review the personal trade in light of firm trading activity and determine on a case-by-case basis the appropriate action. If the Personal Investment Committee finds a client is disadvantaged by the personal trade, the employee may be required to reverse the trade and disgorge any difference due to any incremental price advantage over the client's transaction to Systematic, to be donated to a charitable organization designated by Systematic's Management Committee.

iii. Short-Term Trading Profits

All partners, officers and employees of Systematic are prohibited from profiting in their own accounts and the accounts of their immediate families, as defined, for which they have direct or indirect influence or control from the purchase and sale, or the sale and purchase of the same or equivalent securities, within 60 calendar days. Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within the 60-day restriction period shall be disgorged to Systematic net of taxes and donated to a charitable organization designated by Systematic's Management Committee. Excluded from this provision would be any automatic payroll deduction from affiliated or sub-advised funds that do not result in the full liquidation of the fund.



"Profits  realized" shall be calculated  consistent with  interpretations  under
Section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchase and sale that occur within a 60 calendar-day period across all accounts over which a Systematic employee has a direct or indirect beneficial interest as defined above or over which the person has a direct or indirect control or influence without regard to the order of the purchase or the sale during the time period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

iv.  Initial Public Offerings

No employee may acquire the direct or indirect beneficial ownership of any new issues of either common or preferred stock or convertible securities.

v.   Exercise of Rights Offerings on Securities Held

Subject to the pre-clearance and reporting procedures, employees may effect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired, and the security was held by the employee prior to becoming subject to this Policy. In the event approval to exercise such rights is denied, subject to pre-clearance and reporting procedures, employees may obtain permission to sell such rights on the last day such rights may be traded.

vi.  Investment Clubs

No partner, officer or employee of Systematic may participate in investment clubs.

vii. Employee Stock Purchase Plans and Employee Stock Options Plans

While participation in employee stock purchase plans and employee stock option plans do not require pre-approval, copies of the terms of the plans must be provided to the Compliance Department so the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval for any discretionary disposition of securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or stock option plan). Nondiscretionary acquisitions (reinvestment of dividend, interest or capital gains) dispositions and/or exercise of securities are not subject to pre-approval. Additionally, employees should report holdings of such securities and options on an annual basis.

viii. Private Placements (including Hedge Funds)

With regard to private placements and transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded on the National Association of Securities Dealers Automated Quotation System (together "Unlisted Securities"):

o Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement transaction or a Security which is an Unlisted Security, shall obtain express prior written approval from the Personal Investment Committee for any such acquisition (who, in making such determination, shall consider among other factors whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Adviser).


o If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, such Access Person shall disclose such personal investment to the Personal Investment Committee prior to each subsequent recommendation to any Investment Advisory Client for which he or she acts in a capacity as an Access Person for investment in that issuer.
o If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by advisory personnel with no personal interest in the issuer.

G.       Exceptions to the Personal Trading Policy

Notwithstanding the foregoing restrictions, exceptions to certain provisions (e.g., blackout period, pre-clearance procedures and short-term trading profits) of the Personal Trading Policy may be granted on a case-by-case basis when no abuse is involved and the equities of the situation strongly support an exception to the rule.

Investments in the following instruments are not bound by the rules and restrictions as set forth above and may be made without approval of the Personal Investment Committee.

o    Governments;
o    Money Markets;
o    Repurchase or Reverse Repurchase orders; and
o    Open-ended registered investment companies.

Please refer to Exhibit C of this Code which indicates which securities are permissible investments, require pre-clearance approval and/or must be reported.

H.       Reporting

Rule 204A-1 under the Investment Advisors Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 require all "Access Persons" of registered investment advisors to report and advisory firms to review records of every transaction in securities in which any of its personnel has any direct or indirect beneficial ownership, EXCEPT:

o Transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control; and
o    Transactions in securities, which are:

     ||   direct obligations of the United States Government;
     ||   bankers' acceptances,
     ||   bank certificates of deposit,
     ||   commercial paper and
     ||   high  quality  short-term  debt  instruments,   including   repurchase
          agreements; shares of money market funds; and
     || shares issued by registered, open-end investment companies (mutual funds).

For further clarification of reporting requirements, please see the Compliance and Reporting of Personal Securities Transaction Matrix, Exhibit C, which sets forth permissible securities, pre-approval requirements and whether or not a security is a Reportable Security.

All Access Persons are also required to provide Systematic's Compliance Department with the following reports:

i.   Annual/Initial Holdings Report

Annually, the following information must be current as of a date no more than 45 days before the report is submitted.

In addition, every newly-hired Access Person must submit to the Designated Officer a report of all holdings in Reportable Securities, as set forth in Exhibit E, Initial Holdings Report, as of the date he or she becomes subject to this Code's reporting requirements. Also, the newly-hired Access Person must acknowledge he/she has received and will comply with Systematic's Compliance Manual and Code of Ethics, as set forth in Exhibit F, Initial Compliance Certifications and Acknowledgement. This list is to be submitted to the Designated Officer within 10 days of the date the Access Person becomes subject to this Code's reporting requirements. These reports should contain the following information:

o The title, number of shares and principal amount of each investment in which the Access Person had any direct or indirect beneficial ownership;
o The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and
o    The date the report is submitted by the Access Person.

For the Initial and Annual Holdings Reports, Access Persons must report all of his or her or any member of his or her household's brokerage accounts where any Securities are (or may be) held.

A statement may be included in this report stating the report shall not be construed as an admission by the Access Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

An Annual Holdings Report Form is attached as Exhibit G.

An Initial Holdings Report Form is attached as Exhibit E.

ii.  Quarterly Reports

1.   TRANSACTION REPORTING

Within 30 days after the end of a calendar quarter, with respect to any transaction during the quarter in investments in which the Access Person had any direct or indirect beneficial ownership, must be disclosed along with the following details:

o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;
o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
o    The price of the investment at which the transaction was effected;
o The name of the broker, dealer or bank with or through which the transaction was effected; and
o    The date the report is submitted by the Access Person.

2.   PERSONAL SECURITIES ACCOUNT REPORTING

Within 30 days after the end of a calendar quarter, with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, must be disclosed along with the following details:

o The name of the broker, dealer or bank with whom the Access Person established the account,
o    The date the account was established; and
o    The date the report is submitted by the Access Person.

If the Access Person had no reportable equity and/or mutual fund transactions and did not own any securities or Reportable Fund accounts during the quarter, a report is still required to be submitted. Please note on your report that you had no reportable items during the quarter, and return it signed and dated.

Quarterly Personal Securities Transaction Reports are attached as Exhibits H and I.

iii. Duplicate Copies of Statements

To facilitate compliance with these reporting requirements, Systematic requires a duplicate copy of all brokerage statements be supplied directly to Systematic's Compliance Department. In addition, the Compliance Department must also be notified promptly upon the creation of any new personal investment accounts.

I.       Monitoring of Personal Securities Transactions

The Designated Officer or designee shall review or supervise the review of the personal securities transactions reported pursuant to Section IV. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients. Before making any determination a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material. If the Designated Officer or designee determines a material violation of this Code has or may have occurred, he or she shall submit written documentation, together with the transaction report (if any) and any additional explanatory material provided by the individual, to the Chief Compliance Officer of the Adviser (or, if the purported violation occurred with respect to the Chief Compliance Officer, then to the Management Committee described in Section II(r) of this Code), who shall make an independent determination of whether a material violation has occurred.

All reports of Securities transactions and any other information filed with the Adviser or its Investment Advisory Clients or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein, by the Designated Officer, the Chief Compliance Officer, the Personal Investment Committee or the Management Committee described in Section II(r) of this Code and by representatives of the SEC.

J.       Annual Report to the Management Committee

On an annual basis, the Chief Compliance Officer or CCO designee will prepare a Code of Ethics report for the Company's Management Committee.

V.       Policies Related to Other Business Activity

A.       Confidentiality

Employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Systematic, companies researched by us for investment, our present and prospective clients, suppliers, partners, officers and other employees. Confidential information includes trade secrets and other proprietary information of the Company such as business or product plans, systems, methods, software, manuals, investment holdings, buy/sell recommendations, investment models and strategies, products, the identity of current, past or potential clients, financial results, financial information, business relationships, and operations. Safeguarding confidential information is essential to the conduct of our business. Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know.

Confidential information obtained or developed as a result of employment with Systematic is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain. Use or disclosure of such information could result in civil or criminal penalties against the Company or the individual responsible for disclosing such information.

Unauthorized disclosure or use could cause serious consequences to Systematic or to the individuals affected and could lead to discipline up to and including termination. Without the express authorization of a Company officer, confidential information should never be disclosed to anyone, including, without limitation, third parties such as financial analysts and brokers, competitors, suppliers, the media, and personal contacts and friends. Any suspected incident of fraud or theft should be immediately reported for investigation to the Company's Chief Operating Officer.

Further guidelines pertaining to confidential information are contained in the Statement of Policy on Insider Trading.

RELEASE OF CLIENT INFORMATION

Information concerning a client which has been requested by third parties, organizations or governmental bodies may only be released with the consent of the client involved. All requests for information concerning a client (other than routine credit inquiries), including requests with respect to the legal process (such as subpoenas or court orders) must be promptly referred to Chief Compliance Officer. No information may be released, nor should the client involved be contacted, until directed by the Chief Compliance Officer.

In order to preserve the rights of our clients and to limit the Company's liability concerning the release of client proprietary information, care must be taken to:

o Limit use and discussion of information obtained on the job to normal business activities;
o    Request and use only information which is related to our business needs;
o Restrict access to records to those with proper authorization and legitimate business needs; and
o Include only pertinent and accurate data in files, which are used as a basis for taking action or making decisions.





All employees shall exercise care in maintaining the confidentiality of any proprietary information respecting the Company or its Investment Advisory Clients, except when disclosure is authorized or legally mandated. Employees should consult with the Company's Chief Compliance Officer or legal counsel if they believe that they have a legal obligation to disclose confidential information. Confidential information includes non-public information of the Company that may be helpful to competitors, or otherwise harmful to the Company, or it's Investment Advisory Clients. Confidential information also includes information with respect to the portfolio holdings of Investment Advisory Clients (including particularly Investment Company mutual fund clients). The obligation to preserve confidentiality of this information continues after association with Systematic ends.

B.       Fair Dealing

Employees should endeavor to deal fairly with all Investment Advisory Clients, service providers and competitors, and shall not seek unfair advantage through improper concealment, abuse of improperly acquired confidential information or misrepresentation of MATERIAL FACTS.

C.       Business Gifts and Entertainment

No Access Person or a member of his or her family shall seek or accept gifts, favors, preferential treatment or special arrangements from any broker, dealer, investment adviser, financial institution or its Investment Advisory Clients, or from any company whose Securities have been purchased or sold or considered for purchase or sale on behalf of the Adviser's Investment Advisory Clients. The foregoing statement shall not prohibit any benefit or direct or indirect compensation to the Access Person from any entity under common Control with the Adviser for bona fide services rendered as an officer, director or employee of such person. This prohibition shall not apply to:

o Gifts of small value, usually in the nature of reminder advertising such as pens, calendars, etc.;
o Occasional participation in lunches, dinners, cocktail parties, sporting events or similar social gatherings conducted for business purposes not so frequent, so costly or so expensive as to raise questions of impropriety; and
o    Any other gift approved in writing by the Chief Compliance Officer.

For  further  reference,   Section  III(2)  of  Systematic's  Compliance  Manual
addresses Gift and Entertainment in more detail.

i. Gifts to Public Officials within the U.S.

The improper influencing of public officials through gifts, excessive entertainment or other means is prohibited. In addition, certain states require gifts beyond a particular dollar threshold to one or more public employees be reported to the State Ethics Commission or similar agency. Therefore, all partners, officer and employees of Systematic must obtain prior approval for all gifts to public employees.

ii.  Charitable Gifts

Where an employee receives a charitable request from a client of Systematic, employees should first submit a Charitable Giving Approval Request Form to the Chief Compliance Officer. After the CCO has reviewed and approved the request, the Charitable Giving Approval Request Form is submitted to Systematic's Controller for further review and approval. Systematic maintains a Charitable Giving Log to track all charitable contributions. Attendance at charity events does not require approval.





D.       Outside Investment Advisory Services

No Access Person may render investment advisory services to any person or entity who is not (i) a client of the Adviser or (ii) a member of (or trust or other arrangement for the benefit of ) the family, or a close personal friend, of such Access Person, without first obtaining the permission of the Chief Compliance Officer. This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Adviser and/or its general partner with respect to competitive activities.

E.       Transactions with Investment Advisory Clients

No Access Person shall knowingly purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership.

F.       Receipt of Brokerage Discounts

No Access Person shall, with respect to an account in which he or she has any direct or indirect beneficial ownership, accept any discount or other special consideration from any registered broker or dealer, which is not made available to other customers and clients of such broker or dealer.

G.       Service on Boards and Other Outside Activities

Employees may not, without having secured prior approval from the Partners of the Company, serve as a director, officer, employee, partner or trustee, nor hold any other position of substantial interest in any outside business enterprise. You do not need prior approval, however, if the following three conditions are met:

o The enterprise is a family firm owned principally by other members of your family;
o The family business is not doing business with Systematic or AMG or its affiliates; and
o The services required will not interfere with your duties or your independence of judgment.

Additionally, employees may not, without prior approval from Systematic's Partners, have a substantial interest in any outside business which, to your knowledge, is involved in a business transaction with Systematic or AMG, or is engaged in businesses similar to any business engaged in by Systematic. A substantial interest includes any investment in the outside business involving an amount greater than 10 percent of your gross assets, or $10,000, if that amount is larger, or involving any ownership interest greater than 5 percent of the outstanding equity interests. You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds; however; investment in Affiliated Mutual Funds, as previously defined, must be reported as set forth in Exhibit C of this Code. Refer to Exhibit J for a list of Affiliated Mutual Funds and Exhibit K for a list of Sub-Advised Funds.

Significant involvement by employees in outside business activity is generally unacceptable. In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.

For Systematic employees who are also Registered Representatives of Manager Distributors, Inc. ("MDI"), any outside business activity must be submitted to the Chief Compliance Officer. This information will be reported to MDI and may require an update to the Registered Representative's Form U-4.

The above deals only with positions in business enterprises. It does not affect Systematic's practice of permitting employees to be associated with governmental, educational, charitable, religious or other civic organizations. These activities may be entered into without prior consent.

H.       Political and Charitable Contributions

Systematic does not contribute financial or other support to political parties or candidates for public office except where permitted by law and approved in advance by the Management Committee.

Systematic employees may participate in political and charitable activities that may include contributions and donations by employees to political candidates.

Contributions may not be made in Systematic's name, and employees may not be reimbursed for contributions made in their name.

Both federal and state campaign finance laws place limits on political contributions employees may make. In no case may any contribution exceed the applicable federal or state limitations.

I.       Other Business Activities

i.   Protection and Proper Use of Company Assets

All employees should endeavor to protect the assets of the Company and its Investment Advisory Clients, and pursue their efficient investment in accordance with the Company's business purposes.

The obligation of employees to protect the assets of the Company includes but is not limited to its proprietary information. In general, proprietary information is information so marked and/or which is not normally known to the public or which would be helpful to a competitor. Proprietary information includes but is not limited to intellectual property such as trademarks and copyrights, as well as business, marketing and service plans, databases, records, salary information, unpublished financial data and reports.

ii.  Issues Regarding the Retention of Suppliers

Employees may not take advantage of their position with Systematic to receive goods and services from a third party at rates not generally available to the public.

A conflict may arise if an associate is offered foods or services from a third party on terms not generally available to the public. This would include any gifts from vendors or suppliers with which he or she does business. Such an arrangement could create the appearance an associate is being singled out because of his or her position with the Company. In addition, it may appear the individual would be expected to provide something in return for the benefit he or she has received. If an employee has reason to question whether the terms and conditions of an offer are the same as those offered to the public, he or she must seek prior approval.

We should be fair to our suppliers. It is our policy to award orders, contracts and commitments to suppliers strictly on the basis of merit without favoritism. The choice of suppliers must be based on quality, reliability, price, service and technical advantage.





iii. Improper Payments or Kickbacks

In the conduct of Systematic's business, no bribes, kickbacks or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such agents, attorneys or other consultants, for the purpose of influencing such individual or organization in obtaining or retaining business for, or directing business to, Systematic.

iv.  Books, Records and Accounts

The integrity of the accounting of records of the Company is essential. Employees, officers and partners must honestly and accurately report all business transactions. Each of you is responsible for the accuracy of your records and reports. Accurate recordkeeping and reporting are essential to Systematic's ability to meet legal and regulatory obligations.

All Company books, records and accounts shall be maintained in accordance with all applicable regulations and standards and accurately reflect the true nature of the transactions they record in all material respects. The financial statements of the Company shall conform in all material respects to generally accepted accounting rules. No undisclosed or unrecorded account or fund shall be established for any purpose. No false or misleading entries shall be made in the Company's books or records for any reason, and no disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation.

All receipts and expenditures, including personal expense statements, must be supported by documents that accurately and properly describe such expenses. Employee responsible for approving expenditures or for keeping books, records and accounts for Systematic are required to approve and record all expenditures and other entries based on proper supporting documents so the accounting records of the Company are maintained in reasonable detail, reflecting accurately and fairly all transactions of the Company including the disposition of assets and liabilities. The falsification of any book, record or account of the Company, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited. Disciplinary action will be taken against employees who violate these rules, which may result in dismissal.

J.       Miscellaneous Provisions

i.   Records

The Adviser shall maintain records as required by Rule 17j-1 under the 1940 Act and Rule 204-2 and Rule 204A-1 under the Investment Advisors Act of 1940, and in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3la-2(f)(l) under the 1940 Act and shall be available for examination by representatives of the SEC:

o A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
o A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;
o Copies of employees' written acknowledgements of receipt of this Code and any amendments shall be maintained for a period of not less than five years from the end of the fiscal year in which the acknowledgements were received and for five years after the individual ceases to be an employee;
o A copy of all reports made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;
o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;
o A copy of all pre-clearance requests, approval records, and any reasons supporting the decisions to approve purchases of limited offerings shall be maintained for a period of not less than five years after the end of the fiscal year in which approval was granted; and
o A copy of each annual report shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

The Company reserves the right to amend this Code at any time for any reason. A copy of this Code is available upon request by contacting the Chief Compliance Officer.

VI.      Certifications and Violations, Sanctions and Penalties

A.       Compliance Certifications

On a quarterly basis, all employees must sign a statement they have been in full compliance with all personal and insider trading rules and regulations set forth within Systematic's Code of Ethics, Statement of Policy on Insider Trading and Personal Securities Trading Policy.

o (i) Each Access Person is required to certify annually, no later than February10th, he or she has read and understood this Code and recognizes he or she is subject to such Code. Further, each Access Person is required to certify annually he or she has complied with all the requirements of the Code and he or she has disclosed or reported all personal Securities transactions pursuant to the requirements of the Code. The foregoing certifications must be set forth in writing on a standard Quarterly Compliance Acknowledgement form (Exhibit L).
o (ii)The Designated Officer is required to certify annually, no later than March 15th, each Access Person of the Adviser has timely submitted each of his or her Personal Quarterly Securities Transactions Report forms for the prior calendar year, as well as his or her Quarterly Compliance Acknowledgement form for the current year, or the fact any Access Person has failed to comply with such or other provisions of this Code of Ethics together with a written description of such failure and a description of those remedial steps which have been taken. Copies of the foregoing certification shall be given to the Chief Compliance Officer.

B.       Violations, Sanctions and Penalties

THIS APPLIES TO ALL PROVISIONS OF THE CODE, UNLESS SUCH A PROVISION IS INCLUDED IN A SPECIFIC SECTION OF THE CODE.

i. Effect of Violation of this Code

Every employee, officer and partner has the responsibility to ask questions, seek guidance, report suspected violations and express concerns regarding compliance with this Code. Any employee, officer or partner who knows or believes any other employee or representative of the Company has engaged or is engaging in Company-related conduct that violates applicable law or this Code should report such information to his or her supervisor, the Chief Compliance Officer, the Chief Executive Officer or any Partner. You may report such conduct openly or anonymously without fear of retaliation. The Company will not discipline, discriminate against or retaliate against any employee who reports such conduct in good faith, whether or not such information is ultimately proven to be correct, or who cooperates in any investigation or inquiry regarding such conduct. Any supervisor who receives a report of violation of this Code must immediately inform the Chief Compliance Officer.

ii.  Forms of Sanction

Upon discovering a violation of Systematic's Code or these procedures, Systematic may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to any affected person (including any affected fund or other entity) of an amount equal to the advantage that the violator gained by reason of such violation. In addition, as part of any sanction, Systematic may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. Violations of the Code or these procedures may also result in criminal prosecution or civil action.



iii. Procedures

If the Designated Officer or designee finds that a material violation has occurred, he or/ she shall report the violation and the suggested corrective action and sanctions to the Chief Compliance Officer of the Adviser, who may at the request of the individual involved, review the matter, and shall impose such sanction as he or she deems appropriate, after consultation with the Committee described in Section II(r) of this Code.

                                    Exhibit A

                   Affiliated Managers Group, Inc. Amended and
            Restated Policy Regarding Special Trading Procedures and
                 Statement of Company Policy on Insider Trading

You should read this Policy Regarding Special Trading Procedures, ask questions of the officer listed below if desired, and sign and return the below Acknowledgement (or, if this is provided to you with your Employee Handbook, the Acknowledgment and Agreement form in connection therewith) to, if you are an employee or director of Affiliated Managers Group, Inc., Pam Price, Director of Human Resources, or, if you are an employee of a subsidiary or affiliate of Affiliated Managers Group, Inc., to your Compliance Officer.

Policy Statement on Insider Trading

Affiliated Managers Group, Inc. (the "Company")(1) has adopted this Policy Regarding Special Trading Procedures (the "Policy") that applies to each director, officer and employee of the Company and each officer and employee of the Company's subsidiaries and affiliates (collectively, "Covered Persons"). This Policy and the Statement of Company Policy on Insider Trading (the "Statement"), which is attached to this Policy and incorporated herein by reference, have been distributed or made available to all Covered Persons. Under this Policy, a Covered Person (which may under certain circumstances include a person who was formerly a Covered Person) is forbidden from:

(i) trading in any securities of the Company (or in options to buy such securities or other derivative securities based on such securities) on the basis of material, non-public information;

(ii) having others trade in such securities for him or her while he or she is in possession of material, non-public information; and

(iii) communicating   (or  "tipping")  to  others   confidential  or  non-public
     information concerning the Company or other companies.

This Policy and the Statement contain a discussion of insider trading, and this Policy describes special trading restrictions applicable to you. You must read this Policy and the Statement, return a signed Acknowledgement and Agreement form to the person indicated above, retain the Policy and the Statement for your reference, and, upon request by the Company, re-acknowledge your understanding of and agreement to be bound by the Policy and the Statement.


(1) The term "Company" refers to Affiliated Managers Group, Inc. and its subsidiaries and affiliates, collectively or individually, as the context requires.

Discussion:  What is "Insider Trading?"

Insider trading is, in addition to being a violation of this Policy, a violation of the federal securities laws. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities (whether or not one is an "insider" of the company that issued the securities) or the communication of material, non-public information to others who may trade on the basis of such information.

While the law concerning insider trading is not static, it is generally understood that, with respect to the Company and its securities, insiders are prohibited from doing the following:

(1) Trading in any of the Company's securities (including derivative securities based on the Company's securities) while in possession of material, non-public information concerning the Company. An example of this would be a sale of the Company's securities at a time when a major acquisition was pending but not yet announced.

(2) Having others trade on the insider's behalf while the insider is in possession of material, non-public information.

(3) Communicating non-public information concerning the Company to others who may then trade in securities of the Company or pass on the information to others who may trade in such securities. Such conduct, also known as "tipping," results in liability for the insider of the Company who communicated such information (even if such insider does not actually trade himself) and for the person who received the information if he acts on such information or passes it on to others who may act on it.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.   WHO IS AN INSIDER?

The concept of "insider" is broad and generally includes any person who possesses material, non-public information about the Company and who has a duty to the Company to keep this information confidential. In the case of the Company, "insiders" include the Covered Persons. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship to serve any such entity and as a result is given access to information in connection with such service. Persons who can become temporary insiders include, among others, the Company's attorneys, accountants, consultants and investment bankers. The Company also reserves the right to apply this Policy and its restrictions in trading to a person who leaves the Company (or an affiliate or subsidiary of the Company) for up to six months following such person's departure by giving notice to such person.

2.   WHAT IS MATERIAL INFORMATION?

Trading while in the possession of inside information is not a basis for liability unless the information is "material." Generally, information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it is reasonably certain to have an effect on the price of an issuer's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to:

o    Dividend or earnings results or expectations
o    Financial forecasts
o    Write-downs or write-offs of substantial assets
o Significant additions to reserves for bad debts or contingent liabilities o Expansion or curtailment of significant operations
o    Major personnel changes
o Proposals or agreements involving a joint venture, merger, acquisition, divestiture or leveraged buy-out
o    Major financing developments
o    The gain or loss of important contracts or clients
o    Criminal   indictments   or  material   civil   litigation   or  government
     investigations
o    Labor disputes including strikes or lockouts
o    Substantial changes in accounting methods
o    Debt service or liquidity problems
o    Bankruptcy or insolvency
o    Extraordinary management developments
o    Public offerings or private sales of debt or equity securities
o    Calls, redemptions or purchases of securities

"Inside" information could be material because of its expected effect on the price of the issuer's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuse of "inside" information includes not only restrictions on trading in the issuer's securities, but restrictions on trading in the securities of other companies affected by the inside information as well (e.g., in the event the issuer was in negotiations to acquire a public company).

3.   WHAT IS NON-PUBLIC INFORMATION?

In order for information to qualify as "inside" information, in addition to being "material," the information also must be "non-public." "Non-public" information is information that has not been made available to investors generally. This includes information received from sources or in circumstances indicating that the information has not been circulated generally.

At such time as material, non-public information is released to the investing public, it loses its status as "inside" information. For "non-public"
information to become public information, however, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace, and sufficient time must pass for the information to become available in the market.

To show that "material" information is public, it generally is necessary to point to some fact that establishes that the information has become generally available, such as disclosure by the filing of a definitive proxy statement, Form 10-Q, Form 10-K, Form 8-K or other report with the Securities and Exchange Commission ("SEC") or disclosure by release to a national business and financial wire service (e.g., Dow Jones or Reuters), a national news service or a national newspaper (e.g., The Wall Street Journal or The New York Times). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, may not constitute the requisite public disclosure.

Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to an analyst or a favored group of analysts may retain its status as "non-public" information, the use of which is subject to insider trading laws. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information has yet to be publicly disclosed, the information is deemed "non-public" and may not be traded upon.



It is the policy of the Company not to consider quarterly and annual earnings results to have been disclosed publicly until the third business day after a press release regarding such earnings (with the date of the earnings press release being counted as the first business day). Similarly, other material information will not be considered public until the third business day after public disclosure in the manner described previously.

4.   PENALTIES FOR INSIDER TRADING.

Penalties for trading on or communicating material non-public information are severe, both for the individuals involved in such unlawful conduct and, potentially, for their employers. A person can be subject to some or all of the penalties below even if he does not benefit personally from the violation. Penalties include:

o    jail sentences
o    disgorgement of profits
o civil fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (i.e., if the violation was one for tipping information), as well as criminal fines of up to $1,000,000
o fines for the employer or other controlling person of the violator of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided

In addition, any violation of this Policy can be expected to result in serious sanctions by the Company, which may include dismissal of the person involved.

Special Trading Procedures

The following Special Trading Procedures are applicable to you because you are a director, officer or employee of the Company (in each such case, a "Company Insider") or an officer or employee of a subsidiary or affiliate of the Company (in each such case, an "Affiliate Insider") who may, by virtue of your duties or work conditions, have access to material, non-public information concerning the Company.

1.   TRADING WINDOWS AND PRE-CLEARANCE.

There are times when the Company may be aware of a material, non-public development. Although you may not know the specifics of the development, if you engage in a trade before such development is disclosed to the public or resolved you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, a trade by you during such a development could result in adverse publicity and sanctions for both the Company and you.

THEREFORE, YOU, YOUR SPOUSE AND MEMBERS OF YOUR IMMEDIATE FAMILY SHARING THE SAME HOUSEHOLD MAY PURCHASE OR SELL SECURITIES OF THE COMPANY ONLY DURING THE "TRADING WINDOWS" THAT OCCUR EACH QUARTER, AS SPECIFIED BELOW. IN ADDITION, IF YOU ARE A COMPANY INSIDER OR AN AFFILIATE INSIDER, YOU (OR YOUR SPOUSE OR MEMBER OF YOUR IMMEDIATE FAMILY SHARING THE SAME HOUSEHOLD) MUST PRE-CLEAR YOUR INTENT TO TRADE WITHIN ANY "TRADING WINDOW" WITH THE COMPANY'S CLEARANCE OFFICER, JOHN KINGSTON, III (THE "CLEARANCE OFFICER").









The trading windows are as follows:

For Company Insiders: The four 45-calendar day periods that begin on the third business day after the Company's issuance of a press release regarding quarterly or annual earnings (an "Earnings Release") (with the date of the Earnings Release being counted as the first business day).

For Affiliate Insiders: The four periods that begin on the third business day after the Company's issuance of an Earnings Release (with the date of the Earnings Release being counted as the first business day) and end on the 14th calendar day prior to the final day of the quarter in which such Earnings Release was made public.

In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window.

If you intend to engage in a trade during a trading window, you must first receive permission from the Clearance Officer as set forth above.(2) The Clearance Officer may refuse to permit any transaction if he determines that such trade could give rise to a charge or appearance of insider trading. The Clearance Officer may consult with the Company's counsel before responding to your request.

After receiving permission to engage in a trade, you should complete your trade within 48 hours or make a new trading request. Authorization to trade the Company's securities during a "trading window" will not be granted if the Company has announced pending material developments. This would occur, for example, if the Company was in discussions concerning a major acquisition during the period following an earnings release. If the trading window ended before the transaction was announced and the "blackout" was lifted, trading would next be permitted following the next quarterly earnings release.

OPTIONS AND WARRANTS. The exercise of an option or warrant issued to you by the Company to purchase securities of the Company for cash is not subject to the Special Trading Procedures outlined above, but the securities so acquired may not be sold except during a trading window, after authorization from the Clearance Officer has been received, and after all other requirements of this Policy have been satisfied. The so-called "cashless exercise" of stock options through a broker is covered by the Special Trading Procedures and therefore requires pre-clearance.

RULE 10B5-1 PLANS. Pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, individuals may be able to avoid insider trading liability if the insider can demonstrate that the purchase or sale in question was made pursuant to a binding contract, instruction or written plan that satisfies the requirements of Rule 10b5-1(c) (a "10b5-1 Plan"). You may not enter into, amend, suspend or terminate any 10b5-1 Plan except with the prior approval of the Clearance Officer. Once you establish a 10b5-1 Plan in accordance with the foregoing, you will not need to clear in advance transactions made pursuant to the terms of the Plan and transactions under such Plan may occur at any time.




(2) If John Kingston will be absent from the office or unavailable for a significant period of time, Nathaniel Dalton will handle trading requests. In the event that each of Mr. Kingston and Mr. Dalton is absent or unavailable, Sean M. Healey will handle trading requests.




2.   POST-TRADE REPORTING.

You are required to report to John Kingston (the "Section 16 Officer") any transaction in any securities of the Company by you, your spouse or any immediate family member sharing your household immediately, and in any event not later than 5:00 p.m. on the day on which such transaction was effected. Each report you make to the Section 16 Officer should include the date of the transaction, quantity, price and broker-dealer through which the transaction was effected. This reporting requirement may be satisfied by sending (or having your broker send) duplicate confirmations of trades to the Section 16 Officer, provided that such information is received by the Section 16 Officer by 5:00 p.m. on the day on which such transaction was effected.

The foregoing reporting requirement is designed to help monitor compliance with the Special Trading Procedures set forth herein and to enable the Company to help those persons who are subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, to comply with these reporting obligations. Each director and executive officer, however, and not the Company, is personally responsible for ensuring that his or her transactions do not give rise to "short swing" liability under Section 16 and for ensuring that timely reports of his or her transactions in Company securities are filed with the SEC, as required by Section 16.

3. PROHIBITION ON SHORT SALES AND PURCHASES, PUTS, CALLS AND OPTIONS.

Neither you, your spouse nor any immediate family member sharing your household may sell any securities of the Company that are not owned by such person at the time of the sale (a "short sale"). Also, no such person may buy or sell puts, calls or options in respect of any of the Company's securities at any time.

4. COMPLIANCE WITH THE COMPANY'S STATEMENT OF COMPANY POLICY ON INSIDER TRADING.

EVEN IF YOU HAVE RECEIVED PRE-CLEARANCE AND A TRADING WINDOW IS CURRENTLY OPEN, NEITHER YOU, YOUR SPOUSE NOR ANY MEMBER OF YOUR IMMEDIATE FAMILY SHARING YOUR HOUSEHOLD MAY TRADE IN ANY SECURITIES (INCLUDING OPTIONS AND OTHER DERIVATIVE SECURITIES) OF THE COMPANY IF YOU OR SUCH OTHER PERSON IS IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION ABOUT THE COMPANY.

Reporting of Violations

If you know or have reason to believe that the Statement, this Policy or the Special Trading Procedures described above have been or are about to be violated, you should bring the actual or potential violation to the attention of the Clearance Officer immediately.

Modifications; Waivers

The Company reserves the right to amend or modify the Statement and this Policy, and the procedures set forth herein, at any time. Waiver of any provision of this Policy in a specific instance may be authorized in writing by the Clearance Officer (or his designee), and any such waiver shall be reported to the Board of Directors of the Company at its next regularly scheduled meeting.

Questions

If you have any questions regarding the Statement, this Policy or the Special Trading Procedures described above, you are encouraged to contact the Clearance Officer, who may refer the question to the Company's counsel before responding.

UPDATED JANUARY 24, 2006

                         Affiliated Managers Group, Inc.
                           Statement of Company Policy
                                       on
                                 Insider Trading

Introduction

It is illegal for any person, either personally or on behalf of others, to trade in securities on the basis of material, non-public information. It is also illegal to communicate (or "tip") material, non-public information to others who may trade in securities on the basis of that information. These illegal activities are commonly referred to as "insider trading."

Penalties for insider trading violations include imprisonment for up to 10 years, civil fines of up to three times the profit gained or loss avoided by the trading, and criminal fines of up to $1 million. There also may be liability to those damaged by the trading. A company whose employee violates the insider trading prohibitions may be liable for a civil fine of up to the greater of $1 million or three times the profit gained or loss avoided as a result of the employee's insider trading violation.

This Statement of Company Policy on Insider Trading (the "Statement") sets forth the policy against insider trading of Affiliated Managers Group, Inc. (the "Company"). ALL DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY AND ALL OFFICERS AND EMPLOYEES OF THE COMPANY'S SUBSIDIARIES AND AFFILIATES (COLLECTIVELY, THE "COVERED PERSONS") MUST COMPLY WITH THIS STATEMENT.

The purpose of this Statement is to address the Company's need for an insider trading policy under the securities laws, including the Insider Trading and Securities Fraud Enforcement Act of 1988, as well as to avoid any situation that could damage the Company's reputation for integrity and ethical conduct.

Covered Persons are encouraged to ask questions and seek any follow-up information that they may require with respect to the matters set forth in this Statement. Please direct all questions to John Kingston at 617-747-3311.

General Statement

THE COMPANY'S POLICY, APPLICABLE TO ALL COVERED PERSONS, PROHIBITS TRADING, AND TIPPING OTHERS WHO MAY TRADE, WHEN YOU KNOW MATERIAL, NON-PUBLIC INFORMATION.

What information is material? All information that a reasonable investor would consider important in deciding whether to buy, sell, or hold securities is considered material. Information that is likely to affect the price of a company's securities is almost always material. Examples of some types of material information are:

o    financial results for the quarter or the year
o    financial forecasts
o    changes in dividends
     || possible mergers, acquisitions, joint ventures and other purchases and sales of companies and investments in companies
o    the gain or loss of important contracts or clients o important developments
o    major financing developments
o    major personnel changes
o    major litigation developments

What is non-public information? Information is considered to be non-public unless it has been effectively disclosed to the public. Examples of public disclosure include public filings with the Securities and Exchange Commission, company press releases, and, in some cases, meetings with members of the press and the investment community, stockholders and the public. For information to be considered public, it must not only be disclosed publicly, but there also must be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

What transactions are prohibited? When you know material, non-public information about any company, you, your spouse and members of your immediate family living in your household generally are prohibited from three activities:

o trading in that company's securities (including trading in options, puts and calls for that company's securities or other derivative securities based on that company's securities);
o    having others trade for you in that company's securities; and
o    disclosing the information to anyone else who then might trade.

Neither you, nor anyone acting on your behalf, nor anyone who learns the information directly or indirectly from you (including your spouse and family members), can trade. This prohibition continues whenever and for as long as you know material, non-public information. The Company reserves the right to preclude securities transfers by any of its employees in its discretion, including under circumstances where the proposed transferee may be in possession of material, non-public information.

Although it is most likely that any material, non-public information you might learn would be about the Company or its affiliates or subsidiaries, these prohibitions apply to trading in the securities of any company about which you have material, non-public information which you obtained in the course of your employment with the Company.

Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment. Therefore, you should not discuss material, non-public information about the Company or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular duties.

Also, it is important that only specifically designated representatives of the Company discuss the Company and its affiliates and subsidiaries with the news media, securities analysts and investors. Inquiries of this type received by any employee should be referred to John Kingston at 617-747-3311.

Confidential Information

The Company also has strict policies relating to safeguarding the confidentiality of its internal, proprietary information. These include procedures regarding identifying, marking and safeguarding confidential information and employee confidentiality agreements. You are required to comply with these policies at all times.

Trading Restrictions and Reporting

Covered Persons are subject to the Company's "Policy Regarding Special Trading Procedures" (the "Policy"), which in general restricts the periods in which Covered Persons (and, in some cases, persons who were formerly Covered Persons) may trade in the Company's securities, requires Covered Persons to receive pre-clearance by an officer of the Company of any proposed trades, requires post-trade reporting by Covered Persons and imposes certain other restrictions. The Company reserves the right, at any time, to apply the Policy and the restrictions thereunder to additional persons who have or may have access to material, non-public information concerning the Company.

YOUR FAILURE TO OBSERVE THE POLICIES AS DESCRIBED IN THIS STATEMENT COULD LEAD TO SIGNIFICANT LEGAL PROBLEMS, AND COULD HAVE OTHER SERIOUS CONSEQUENCES AS WELL, INCLUDING THE TERMINATION OF YOUR EMPLOYMENT.



UPDATED JANUARY 24, 2006

                                    Exhibit B

                        Examples of Beneficial Ownership

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect "beneficial ownership" except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership

What constitutes "beneficial ownership" has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

(a) by you for your own benefit, whether bearer, registered in your name, or otherwise;

(b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

(c)  for your account by pledgers;

(d) by a trust in which you have an income or remainder interest. Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct, by will, a distribution of trust property or income to you;

(e) by you as trustee or co-trustee, where either you or members of your immediate family (i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents, treating a legal adoption as blood relationship) have an income or remainder interest in the trust;

(f) by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

(g)  by any partnership in which you are a partner,

(h) by a personal holding company controlled by you alone or jointly with others;

(i)  in the name of your spouse unless legally separated;

(j) in the name of minor children or in the name of any relative of you or of your spouse (including an adult child) who is presently sharing your home; this applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

(k) in the name of another person (other than those listed in (i) and (j) above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

(l)  in the name of any  person  other  than  yourself,  even  though you do not
     obtain  benefits  substantially   equivalent  to  those  of  ownership  (as
     described in (k) above), if you can vest or revest title in yourself.

                                    Exhibit C

            Compliance and Reporting of Personal Transactions Matrix

It is the general policy of Systematic to prohibit personal securities transactions in common and preferred stock and other securities as noted below by all Access Persons unless such securities were held prior to your employment with the Company. However, the sale of any such previously owned "non-permissible" securities may be effected, but only after receiving prior approval. Please see pre-approved requirements below.


-------------------------------- ---------------------------------------------- ---------------- ------------------ ---------------
                                                                                 PERMISSIBLE        REQUIRE
          INVESTMENT                                                             INVESTMENTS        PRE-APPROVAL       REPORTABLE
          CATEGORY/METHOD                 SUB-CATEGORY                               (Y/N)            (Y/N)              (Y/N)
-------------------------------- ---------------------------------------------- ---------------- ------------------ ---------------
--------- ---------------------- ------- -------------------------------------- ---------------- ------------------ ---------------
          STOCKS                         Common                                        N                 Y                Y
                                         Preferred                                     N                 Y                Y
                                         Rights (see item F(v) of Personal             Y                 Y                Y
                                         Trade Policy)
                                         Warrants                                      N                 Y                Y
                                 NEW     Automatic Dividend Reinvestments              Y                 N                Y
                                 NEW     Employee Stock Purchase/Option Plan           Y                 N                Y

          BONDS                          U.S. Treasury Bills, Notes, Bonds             Y                 N                N
                                         Banker's Acceptances                          Y                 N                N
                                         Certificates of Deposit                       Y                 N                N
                                         Commercial Paper                              Y                 N                N
                                         High Quality Short-Term Debt                  Y                 N                N
                                 NEW     Municipals                                    Y                 N                Y
                                 NEW     Agency (Non-U.S.)                             Y                 N                Y
                                 NEW     Mortgage Backed Assets                        Y                 N                Y
                                 NEW     Asset Backed Securities                       Y                 N                Y
                                 NEW     Collateralized Mortgage Obligations           Y                 N                Y
                                 NEW     Corporates                                    Y                 N                Y
                                         Convertibles                                  N                 Y                Y

          OPEN-END MUTUAL FUNDS          Affiliated Funds *                            Y                 N                Y
                                         Non-Affiliated Funds                          Y                 N                N
                                         Money Market Funds                            Y                 N                N

NEW       CLOSED-END FUNDS                                                             Y                 N                Y

NEW       EXCHANGE TRADED FUNDS                                                        Y                 N                Y

          LIMITED PARTNERSHIPS/PRIVATE PLACEMENTS (includes Hedge Funds)               Y                 Y                Y

          PRIVATE INVESTMENTS                                                          Y                 Y                Y

NEW       COMMODITIES/CURRENCIES                                                       Y                 N                Y


*  SEE LIST OF AFFILIATED FUNDS (EXHIBIT J)
   SEE LIST OF SUB ADVISED FUNDS (EXHIBIT K)


IF A PARTICULAR SECURITY TYPE YOU WISH TO TRADE IN IS NOT LISTED ABOVE, PLEASE CONTACT THE CHIEF COMPLIANCE OFFICER FOR
CLARIFICATION AND AUTHORIZATION PRIOR TO TRADING IN THAT SECURITY.


                                    Exhibit D

                   Personal Trading Pre-Clearance Request Form

            PRE-CLEARANCE IS ONLY VALID FOR THE TRADING DAY ON WHICH
                            THE APPROVAL IS RECEIVED

--------------------------------------------------------------------------------
                        To be completed by the Requester

Request to Purchase or Sell Securities for the Personal Account of:_____________

Account Name:______________________________ Account Number:_____________________

Date:______________________________________

Request to:   Buy  _____________             Sell  _______________

Security Name: _________________________________________ Symbol:________________

Current Price: _______________________  Executing Broker: ______________________


--------------------------------------------------------------------------------

o Are you in possession of material, non-public information regarding this security? Yes No

o Have you had any communication with the requested securities corporate management and/or met with the company in the past 14 days? Yes No If yes, please provide details of your conversation including participants and any other relevant information. (Please attach separate sheet if you need more space.)

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------


o Please indicate any transactions you have made in this security within the past 60 days (buy or sell):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  To be completed by the Compliance Department

o    How many shares are currently held in Systematic portfolios?_______________

o Please indicate the last transaction executed by Systematic in the past 6 months including date, purchase or sale, and the number of shares traded:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 Evaluation by the Personal Investment Committee

PORTFOLIO MANAGEMENT
By signing below you are acknowledging that you do NOT intend to buy or sell the above security in any of your client portfolios today, at current prices, or in the near future:

KM               RM              KB             JS              JJ
   -----------      -----------     -----------    -----------     -----------

o Is the security currently on the Research Focus List or is it currently being evaluated? Yes No

TRADING
Are there any open buy or sell orders for the above security?  Yes    No

Has the Trading Department received a cancellation of an order for this security in the last 10 days?
Yes    No

GW/RC ______________

--------------------------------------------------------------------------------
                     Evaluation by the Compliance Department

KEK/ME:  Approval ____  Denial  ____  If denial, reason for denial:  ___________

--------------------------------------------------------------------------------

                                    Exhibit E

                             Initial Holdings Report

Name of Access Person:
                       ---------------------------------------------------------
                                 (Please print)

Date subject to Code's requirements (start date):
                                                  ------------------------------

IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND SYSTEMATIC'S CODE OF ETHICS, ACCESS PERSONS MUST SUBMIT AN ANNUAL REPORT OF:

     (1) ALL REPORTABLE FUNDS AND SECURITIES AND
     (2) THE NAME OF ANY BROKER/DEALER OR BANK WHICH MAINTAINS ANY SECURITIES IN WHICH THEY OR THEIR IMMEDIATE FAMILY HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP

TO THE COMPANY WITHIN 10 DAYS OF THE DATE THE ACCESS PERSON BECOMES SUBJECT TO THE CODE OF ETHICS WHICH, IN THE CASE OF SYSTEMATIC, IS THE FIRST DATE OF AN EMPLOYEE'S EMPLOYMENT WITH THE COMPANY.

(Please refer to Exhibit C, Compliance and Reporting of Personal Transactions Matrix, of Systematic's Code of Ethics for a list of Reportable Securities and Funds.)

--------------------------------------------------------------------------------
List of Reportable Securities & Funds

Please list below each Reportable Security and Fund held or provide copies of most recent statements, not older than 45 days from the date set forth above. IF ANY UNLISTED SECURITY OR REPORTABLE SECURITIES OR FUNDS OWNED BY YOU ARE NOT HELD IN ACCOUNTS DISCLOSED BELOW (E.G., LIMITED PARTNERSHIPS, HEDGE FUNDS, PRIVATE INVESTMENTS, ETC.), PLEASE LIST THEM HERE.


NAME OF ISSUER/                                                                           MATURITY DATE/
TYPE OF SECURITY                                                                          INTEREST RATE
CUSIP/IDENTIFIER                   NO. OF SHARES                PRINCIPAL AMOUNT          (IF APPLICABLE)
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

If you have no Reportable Securities to report, please check here:

List of Brokerage, Custodial & Affiliated Mutual Fund Accounts

---------------------------------------------------- ----------------------------------- -----------------------------
NAME OF BROKER OR BANK OF AFFILIATE FUND             NAMES(S) ON ACCOUNT                 TYPE OF ACCOUNT
---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------

If you have no brokerage, custodial or Affiliated Mutual Fund accounts to report, please check here:

I certify I have included in this report all Reportable Securities and Funds as well as all brokerage and/or custodial accounts required to be reported pursuant to federal securities laws and Systematic's Code of Ethics.

Signature:                                                 Date:
           -----------------------------------------------       ---------------

REPORTABLE FUND means:

(i) Any fund for which Systematic serves as an investment adviser or as defined in Section 2(a)(20) of the Investment Company Act of 1940; or
(ii) Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

REPORTABLE SECURITY means a security as defined in Section 202(a)(18) of the Act, except it does not include:

(i)  Direct obligations of the Government of the United States;
(ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(iii) Shares issued by money market funds;
(iv) Share issued by open-end funds other than reportable funds; and
(v) Shares issued by unit investment trusts invested exclusively in one or more open-end funds, none of which are reportable funds.

                                    Exhibit F

              Initial Compliance Certifications and Acknowledgement

I,________________________________________________________________,   do  hereby
acknowledge that:

(i) I have received and have read/agree to read, familiarize myself with and abide by all of the policies and procedures set forth in SYSTEMATIC FINANCIAL MANAGEMENT, L.P.'S ("SYSTEMATIC") COMPLIANCE MANUAL as amended September 2006. I further confirm I will comply with the provisions of the Compliance Manual applicable to me and will report any exceptions or issues that become known to me to Systematic's Chief Compliance Officer.

(ii) Furthermore, I have received and have read/agree to read, understand and comply with SYSTEMATIC'S CODE OF ETHICS (including the Personal Trading Policy and the Statement of Policy on Insider Trading in that:

     a. I will inform Systematic of all brokerage accounts I, or my Immediate Family, maintain for myself, my family, or any other accounts for which I/we maintain partial or complete discretion and authority, and will provide all necessary information about said accounts. I will also inform Systematic of all security positions held in these accounts as well as other security holdings subject to reporting under this Code within 10 DAYS of my employment with Systematic.

     b. I further state I understand and agree to comply with all Company procedures for security transactions executed by me or my Immediate Family including:

         i.   Submitting    Personal    Trading   Request   and    Authorization
              Pre-Clearance   Form  BEFORE  the  execution  of  any  transaction
              requiring such pre-approval;

         ii. Ensuring Systematic's Compliance Department receives duplicate copies of all brokerage, custodial and Affiliated Mutual Fund statements to assure confirmation of any pre-approved transactions and minimum holding periods required by Systematic's Code of Ethics; and

         iii. I agree to make Systematic's Compliance Department fully aware of all personal securities transactions executed by me or my Immediate Family that result in violations of Systematic's Personal Trading policies and procedures.

(iii) I have received and have read/agree to read and comply with SYSTEMATIC'S AND AFFILIATED MANAGERS GROUP'S ("AMG") STATEMENT OF POLICY ON INSIDER TRADING AND AMG'S POLICY REGARDING SPECIAL TRADING PROCEDURES and their requirements in all respects.

(iv) I also acknowledge receipt of SYSTEMATIC'S EMPLOYEE HANDBOOK. I acknowledge I have read, or will read, this handbook, and I accept full responsibility for familiarizing myself with this handbook. I further acknowledge and understand my employment with Systematic is "at-will" and I may be terminated at any time for any reason, I may resign at any time for any reason and nothing contained in the Employee Handbook or any oral representation to the contrary alters my "at-will" status.

(v) And lastly, I understand my failure to comply in all respects with Systematic's policies and procedures, including, but not limited to, Systematic's Personal Trading Policy and Statement of Policy on Insider Trading, and AMG's Policy Regarding Special Trading Procedures, is a basis for termination of my employment from Systematic.



Signature:                                                 Date:
           ------------------------------------------              -------------

                                    Exhibit G

                             Annual Holdings Report

Name of Access Person:                      Report for Period Ending:
                       ---------------------                        ------------
                        (Please print)

IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND SYSTEMATIC'S CODE OF ETHICS, ACCESS PERSONS MUST SUBMIT AN ANNUAL REPORT OF:

     (1) ALL REPORTABLE FUNDS AND SECURITIES AND
     (2) THE NAME OF ANY BROKER/DEALER OR BANK WHICH MAINTAINS ANY SECURITIES IN WHICH THEY OR THEIR IMMEDIATE FAMILY HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP

TO THE COMPANY WITHIN 30 DAYS AFTER THE PERIOD ENDING DECEMBER 31ST OF THE PREVIOUS YEAR.

(Please refer to Exhibit C, Compliance and Reporting of Personal Transactions Matrix, of Systematic's Code of Ethics for a list of Reportable Securities and Funds.)

--------------------------------------------------------------------------------
List of Reportable Securities & Funds

Please list below each Reportable Security and Fund held or provide copies of most recent statements, no older than 45 days from the date set forth above. IF ANY UNLISTED SECURITY OR REPORTABLE SECURITIES OR FUNDS OWNED BY YOU ARE NOT HELD IN ACCOUNTS DISCLOSED BELOW (E.G., LIMITED PARTNERSHIPS, HEDGE FUNDS, PRIVATE INVESTMENTS, ETC.), PLEASE LIST THEM HERE.

------------------------------- ---------------------------- ---------------------------- ----------------------------
NAME OF ISSUER/                                                                           MATURITY DATE/
TYPE OF SECURITY                                                                          INTEREST RATE
CUSIP/IDENTIFIER                 NO. OF SHARES                PRINCIPAL AMOUNT            (IF APPLICABLE)
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

If you have no Reportable Securities to report, please check here:

List of Brokerage, Custodial & Affiliated Mutual Fund Accounts

---------------------------------------------------- ----------------------------------- -----------------------------
NAME OF BROKER/DEALER OR BANK                        NAME(S) ON ACCOUNT                  TYPE OF ACCOUNT
---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------
---------------------------------------------------- ----------------------------------- -----------------------------

---------------------------------------------------- ----------------------------------- -----------------------------

If you have no brokerage, custodial or Affiliated Mutual Fund accounts to report, please check here:

I certify I have included in this report all Reportable Securities and Funds as well as all brokerage and/or custodial accounts required to be reported pursuant to federal securities laws and Systematic's Code of Ethics.

Signature:                                                     Date:
          -------------------------------------------------         ------------

                                    Exhibit H

       Quarterly Personal Securities Transaction Report - Reportable Funds
                      (Excluding 401(k) Plan transactions)

                  Quarter Ending: _____________________________

--------------------------------------------------------------------------------
NOTE: THIS FORM MUST BE COMPLETED AND RETURNED EVEN IF YOU HAD NO REPORTABLE FUND TRANSACTIONS DURING THE QUARTER.

REPORTABLE ("AFFILIATED") MUTUAL FUNDS INCLUDE MUTUAL FUNDS FOR WHICH SYSTEMATIC SERVES AS A SUB-ADVISER AND ANY FUND
THAT IS AN AMG AFFILIATED MUTUAL FUND. (PLEASE REFER TO EXHIBIT J OF THE CODE FOR A LIST OF AMG AFFILIATED MUTUAL FUNDS AND EXHIBIT K FOR SYSTEMATIC SUB-ADVISED MUTUAL FUNDS.)
--------------------------------------------------------------------------------

o If you had NO Affiliated Mutual Fund transactions during the quarter, please check here: []

o If you DID NOT establish any Affiliated Mutual Fund accounts during the quarter, please check here: []

o If you DID establish an Affiliated Mutual Fund account during the quarter, please list below: []

-------------------------------------- --------------------- ----------------------------------- ---------------------
                                        DATE ACCOUNT
NAME OF AFFILIATED FUND                 ESTABLISHED          NAMES(S) ON ACCOUNT                 TYPE OF ACCOUNT
-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------

----------------------------------------------------------------------------------------------------------------------

List of Affiliated Mutual Fund Transactions effected during the quarter:

Please list below all transactions effected during the quarter in any Affiliated Mutual Fund.

------------------ -------------------------- ------------- ----------------- -------------- -------------------------
DATE OF                                        NO. OF        PRINCIPAL                        FUND FAMILY/
TRANSACTION        NAME OF FUND                SHARES        AMOUNT           PRICE          FUND SPONSOR
------------------ -------------------------- ------------- ----------------- -------------- -------------------------
------------------ -------------------------- ------------- ----------------- -------------- -------------------------

------------------ -------------------------- ------------- ----------------- -------------- -------------------------
------------------ -------------------------- ------------- ----------------- -------------- -------------------------

------------------ -------------------------- ------------- ----------------- -------------- -------------------------
------------------ -------------------------- ------------- ----------------- -------------- -------------------------

------------------ -------------------------- ------------- ----------------- -------------- -------------------------
------------------ -------------------------- ------------- ----------------- -------------- -------------------------

------------------ -------------------------- ------------- ----------------- -------------- -------------------------
------------------ -------------------------- ------------- ----------------- -------------- -------------------------

------------------ -------------------------- ------------- ----------------- -------------- -------------------------
------------------ -------------------------- ------------- ----------------- -------------- -------------------------

------------------ -------------------------- ------------- ----------------- -------------- -------------------------

I certify I have included in this report all Reportable Fund transactions and any newly established Affiliated Mutual Fund account(s) required to be reported pursuant to Systematic's Code of Ethics.

Name:
                 ------------------------------------------------------
                                    (Please print)

Signature:                                                Date:
           ----------------------------------------------      ---------------

                                    Exhibit I

    Quarterly Personal Securities Transaction Report - Reportable Securities

                  Quarter Ending: _____________________________

--------------------------------------------------------------------------------
NOTE: THIS FORM MUST BE COMPLETED AND RETURNED EVEN IF YOU HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE QUARTER.

--------------------------------------------------------------------------------

o If you had NO Reportable Securities transactions during the quarter, please check here:[]

o If you DID NOT establish any brokerage or custodial accounts during the quarter, please check here:[]

o If you DID establish a brokerage or custodial account during the quarter, please list below:

-------------------------------------- --------------------- ----------------------------------- ---------------------
NAME OF BROKER,                         DATE ACCOUNT
DEALER OR BANK                          ESTABLISHED          NAME(S) ON ACCOUNT                  TYPE OF ACCOUNT
-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------
-------------------------------------- --------------------- ----------------------------------- ---------------------

-------------------------------------- --------------------- ----------------------------------- ---------------------

----------------------------------------------------------------------------------------------------------------------

List of Reportable Securities Transactions effected during the quarter:

------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------
DATE OF            NAME OF ISSUER/       NO. OF     PRINCIPAL     MATURITY DATE/                BROKER/DEALER/
TRANSACTION        TYPE OF SECURITY      SHARES     AMOUNT        INTEREST RATE       PRICE     BANK
------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------
------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------

------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------
------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------

------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------
------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------

------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------
------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------

------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------
------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------

------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------
------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------

------------------ --------------------- ---------- ------------- ------------------- --------- ----------------------

I certify I have included in this report all Reportable Securities transactions and any newly established brokerage or custodial accounts required to be reported pursuant to Systematic's Code of Ethics, which prohibits the purchase of personal securities transactions in common stocks and other securities as noted in the Code unless previously owned prior to employment at Systematic, and permits the sale of any such previously owned "non-permissible" Securities, but only after receiving prior approval.


Name:
                 ------------------------------------------------------
                                    (Please print)

Signature:                                                    Date:
           ------------------------------------------------         ------------

                                    Exhibit J

                            List of Affiliated Funds

                                UPDATED MAY 2007

Mutual Funds (sponsored)

------------------------------- -------------------------------------------------- ----------------------------------
NAME OF AFFILIATE               NAME OF AFFILIATED FUND                            SYMBOL
------------------------------- -------------------------------------------------- ----------------------------------
Friess                          Brandywine Advisors Fund                           BWAFX
                                Brandywine Blue Fund                               BLUEX
                                Brandywine Fund                                    BRWIX

Managers                        Managers Bond                                      MGFIX
                                Managers Emerging Markets Equity                   MEMEX
                                Managers Fixed Income                              MFDAX, MFDBX, MFDCX, MFDYX
                                Managers Global Bond                               MGGBX
                                Managers High Yield                                MHHAX, MHHBX, MHHCX, MHHYX
                                Managers Intermediate Duration Government          MGIDX
                                Managers International Equity                      MGITX
                                Managers Money Market                              MGMXX
                                Managers Short Duration Government                 MGSDX
                                Managers Small Company                             MSCFX
                                Managers Special Equity                            MGSEX
                                Managers Value                                     MGIEX
                                Managers Fremont Global Fund                       MMAFX
                                Managers Small Cap Fund                            MMCFX
                                Managers Fremont Micro-Cap Fund                    MIMFX
                                Managers Fremont Institutional Micro-Cap Fund      MRESX
                                Managers Real Estate Securities Fund               MBDFX
                                Managers Fremont Bond Fund                         MCATX
                                Managers California Intermediate Tax-Free Fund     MFMXX

                                Managers AMG Chicago  Equity  Partners  Balanced
                                MBEAX,  MBEBX, MBECX, MBEYX Managers AMG Chicago
                                Equity  Partners  Mid-Cap MKPYX,  MKPAX,  MKPBX,
                                MKPCX Managers AMG Essex  Small/Micro Cap Growth
                                Fund MBRSX, MBRCX Managers AMG Essex Growth Fund
                                (formerly MEAGX, MEAIX
                                   Managers AMG Essex Aggressive Growth Fund)
                                Managers AMG Essex Large Cap Growth Fund           MELCX
                                   (formerly Managers Capital Appreciation Fund)
                                Managers  AMG FQ  Tax-Managed  U.S.  Equity Fund
                                MFQTX,  MFQAX,  MFQCX  Managers  AMG  FQ  Global
                                Alternatives  Fund  MGAAX,  MGACX  Managers  AMG
                                First  Quadrant US Equity  MEQFX,  FQUAX,  FQUCX
                                Managers  AMG  Systematic  Mid  Cap  Value  Fund
                                SYAMX,  MSYAX,  MSYCX  Managers  AMG  Systematic
                                Value Fund  MSYSX,  MSYAX,  MSYCX  Managers  AMG
                                TimesSquare  Mid Cap Growth  Fund  TMDIX,  TMDPX
                                Managers AMG  TimesSquare  Small Cap Growth Fund
                                TSCIX, TSCPX

Skyline                         Special Equities Portfolio                         SKSEX

Third Avenue                    Third Avenue International Value Fund              TAVIX
                                Third Avenue Real Estate Value Fund                TAREX
                                Third Avenue Small-Cap Value Fund                  TASCX
                                Third Avenue Value Fund                            TAVFX
                                Third Avenue Variable Series Trust                 No Symbol

Tweedy, Browne                  Tweedy, Browne Value Fund                          TWEBX
                                Tweedy, Browne Global Value Fund                   TBGVX





Mutual Funds (sub-advised)

------------------------- ------------------------------------------------------------------- ---------------------------------
NAME OF AFFILIATE          NAME OF AFFILIATED FUND                                            SYMBOL
------------------------- ------------------------------------------------------------------- ---------------------------------
Chicago Equity            Managers AMG Chicago Equity Partners Balanced                       MBEAX, MBEBX,MBECX, MBEYX
                          Managers AMG Chicago Equity Partners Mid-Cap                        MKPYX, MKPAX, MKPBX, MKPCX
                          40/86 Series Trust - Equity Portfolio                               No Symbol
                          40/86 Series Trust - Balanced Portfolio                             No Symbol
                          Pacific Capital Mid-Cap Fund                                        No Symbol

Davis Hamilton            Monteagle Quality Growth Equity                                     MFGIX

Essex                     Managers AMG Essex Growth Fund (formerly Managers AMG Essex         MEAGX, MEAIX
                             Aggressive Growth Fund)
                          Managers AMG Essex Large Cap Growth Fund (formerly Managers         MELCX
                             Capital Appreciation Fund)
                          Managers AMG Essex  Small/Micro Cap Growth Fund MBRSX,
                          MBRCX  RiverSource  Small  Cap  Growth  Fund No Symbol
                          Prudential Retirement Essex Small/Micro Growth Fund No
                          Symbol  Principal  Partners  SmallCap  Growth  Fund No
                          Symbol  Principal  Variable  Contracts Fund,  SmallCap
                          Growth Fund No Symbol Callan  Diversified  Alpha Small
                          Cap Fund No Symbol

First Quadrant            Managers AMG FQ Tax-Managed U.S. Equity Fund                        MFQTX, MFQAX, MFQCX
                          Managers Fremont Global Fund                                        MMAFX
                          Managers AMG First Quadrant US Equity Fund                          MEQFX, FQUAX, FQUCX
                          Managers AMG FQ Global Alternatives Fund                            MGAAX, MGACX
                          WT Fund Family - Wilmington Multi-Manager Large Cap Fund            WMLIX, WMMLX
                          JP Morgan Fleming Series Trust - JP Morgan Multi-Manager Small      No Symbol
                             Cap Value Fund
                          AssetMark Small/Mid Cap Value Fund                                  No Symbol
                          SEI Real Return Plus Fund                                           No Symbol

Friess                    Masters Select Equity                                               MSEFX
                          Masters Select Smaller Companies                                    MSSFX

Frontier                  M Funds, Inc.                                                       No Symbol
                          Hillview Alpha Fund                                                 No Symbol
                          The Hirtle Callahan Trust - The Small Capitalization Equity         No Symbol
                             Portfolio

Genesis                   Frank Russell Emerging Markets Fund                                 REMCX
                          GuideStone International Equity                                     GIEYX

Renaissance               Atlas Strategic Growth Fund                                         ASGAX
                          American Beacon Large Cap Growth Fund                               ALCGX
                          American Fidelity Dual Strategy Fund                                No Symbol

Skyline                   Managers Special EquityFund                                         MGSEX

Systematic                Small Cap Multi-Managers Series/Wilmington Investment Trust         WMSIX
                          Managers AMG Systematic Mid Cap Value Fund                          SYAMX, SYCMX, SYIMX
                          Managers AMG Systematic Value Fund                                  MSYSX, MSYAX, MSYCX
                          RiverSource Select Value Fund
                          RiverSource Variable Portfolios Select Value Fund
                          Wells Fargo Large Cap Value Fund                                    WLVZX, WLVBX, WLVCX
                          AGF Harmony U.S. Equity Pool                                        No Symbol

Third Avenue              Aegon Transamerica Series Third Ave Value Fund                      No Symbol
                          Focused Multi-Cap Value Fund                                        SFVAX
                          Metlife Third Avenue Small-Cap Value Fund                           No Symbol
                          Seasons Series Trust Focus Value                                    No Symbol
                          Touchstone Third Avenue Value Fund                                  No Symbol
                          Ofi Select Third Avenue US Equity                                   No Symbol
                          AIC Global Focus Trust                                              No Symbol
                          AIC Global Focus Corp. Class                                        No Symbol
                          Litman Gregory Masters Select International Fund                    No Symbol
                          LODH Invest US Expertise Fund                                       No Symbol

TimesSquare               Managers Small Cap Fund                                             MSSCX
                          GuideStone Small Cap Equity                                         GSCZX
                          SunAmerica Focused Mid-Cap Growth                                   FMGWX
                          Vantagepoint Aggressive Opportunities Fund                          VPAOX
                          Managers AMG TimesSquare Mid Cap Growth Fund                        TMDIX, TMDPX
                          Managers AMG TimesSquare Small Cap Growth Fund                      TSCIX, TSCPX


                                    Exhibit K

                            List of Sub-Advised Funds

------------------------------------------- ------------------------------------
NAME OF FUND                                 SYMBOL (INSTITUTIONAL SHARES)
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------

AGF Management Limited - Harmony Fund                            HARUSAC CN
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------

RiverSource Select Value Fund                                      AXVAX
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------

RiverSource VP Select Value Fund                                 NO SYMBOL
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------

Systematic Mid Cap Value Fund                                      SYIMX
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------

Systematic Large Cap Value Fund                                    MSYSX
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------

Wells Fargo Equity Value Portfolio                                 WLVIX
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------

Small Cap Multi-Manger Series/
Wilmington Investment Trust                                        WMSIX
------------------------------------------- ------------------------------------

                                    Exhibit L

                      Quarterly Compliance Acknowledgement

I, _________________________________, do hereby acknowledge that for the quarter ending ________________________;

(i) I have complied with all of the policies and procedures set forth in Systematic Financial Management, L.P.'s ("Systematic"):

     a. EMPLOYEE  HANDBOOK as amended  November  2005,
     b.  COMPLIANCE  MANUAL as amended September 2006, and
     c. CODE OF ETHICS (including the Personal Trading Policy and the Statement of Policy on Insider Trading) as amended July 2007.

(ii) I have complied with SYSTEMATIC'S PERSONAL TRADING POLICY in that:

     a. I have informed Systematic of all brokerage accounts I or my Immediate Family maintain for myself, my family, or any other accounts for which I/we maintain partial or complete discretion and authority, and have provided all necessary information about said accounts to Systematic.

     b. I further state where security transactions have been executed by me or my Immediate Family, all Company procedures have been complied with including:

         i.   Personal Trading Request and Authorization  Pre-Clearance Form has
              been   submitted   and  approved   BEFORE  the  execution  of  any
              transaction requiring pre-approval;

         ii. Systematic's compliance department has received duplicate copies of all brokerage, custodial and Affiliated Mutual Fund statements to assure confirmation of any pre-approved transactions and minimum holding periods for the aforementioned quarter as required by Systematic's Code of Ethics; and

         iii. If applicable, Systematic's Compliance Department is fully aware of all of the personal securities transactions executed by me or my Immediate Family that violated Systematic's Personal Trading policies and procedures.

(iii) I have complied with SYSTEMATIC'S AND AFFILIATED MANAGERS GROUP'S ("AMG") STATEMENT OF POLICY ON INSIDER TRADING AND AMG'S POLICY REGARDING SPECIAL TRADING PROCEDURES.

(iv) Furthermore, I have not traded for any client account, personal account, family member's account or any other non-client account, directly or indirectly, on material, non-publicinformation. Nor have I disseminated any material, non-public information within Systematic, or others outside the organization in violation of federal securities laws.

(v) I also acknowledge and understand my employment with Systematic is "at-will" and I may be terminated at any time for any reason, I may resign at any time for any reason and nothing contained in the Employee Handbook or any oral representation to the contrary alters my "at-will" status.

(vi) And lastly, I understand my failure to comply in all respects with Systematic's policies and procedures, including, but not limited to, Systematic's Employee Handbook, Personal Trading Policy, and Statement of Policy on Insider Trading, and AMG's Policy Regarding Special Trading Procedures, is a basis for termination of my employment from Systematic.

Signature:                                             Date:
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